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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Millendo Therapeutics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 29, 2019

To our stockholders:

        We are pleased to invite you to attend the 2019 Annual Meeting of Stockholders of Millendo Therapeutics, Inc. to be held on Tuesday, June 11, 2019 at 9:00 a.m. local time at our new headquarters located at 110 Miller Avenue, Suite 100, Ann Arbor, Michigan 48104, where we plan to relocate in May 2019.

        Details regarding admission to the Annual Meeting and the business to be conducted at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.

        We have elected to provide access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission's "notice and access" rules. As a result, we are mailing to our stockholders a notice instead of paper copies of this proxy statement and our 2018 Annual Report. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how stockholders can receive a paper copy of our proxy materials, including this proxy statement, our 2018 Annual Report and a form of proxy card or voting instruction form. We believe that providing our proxy materials over the Internet increases the ability of our stockholders to connect with the information they need, while reducing the environmental impact and cost of our Annual Meeting.

        Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote by telephone or through the Internet by following the instructions on the notice you received, or, if you receive a paper proxy card by mail, by completing and returning the proxy card or voting instruction form mailed to you. Please carefully review the instructions on each of your voting options described in this proxy statement, as well as in the notice you received in the mail.

        Thank you for your ongoing support of and continued interest in Millendo Therapeutics, Inc. We look forward to seeing you at the Annual Meeting.

Sincerely,
/s/ JULIA C. OWENS PH.D. Julia C. Owens Ph.D. President, Chief Executive Officer and Director

MILLENDO THERAPEUTICS, INC.
301 North Main Street, Suite 100
Ann Arbor, MI 48104

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 11, 2019

To the Stockholders of Millendo Therapeutics, Inc.:

        NOTICE IS HEREBY GIVEN that the 2019 Annual Meeting of Stockholders (the "Annual Meeting") of Millendo Therapeutics, Inc., a Delaware corporation (the "Company") will be held on Tuesday, June 11, 2019 at 9:00 a.m. local time at the Company's new principal executive offices, 110 Miller Avenue, Suite 100, Ann Arbor, Michigan 48104, where we plan to relocate in May 2019, for the following purposes:

  1.
  To elect three (3) nominees for director named in the accompanying proxy statement (the "Proxy Statement") to hold office until the 2022 Annual Meeting of Stockholders.

  2.
  To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2019.

  3.
  To approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed in the accompanying Proxy Statement.

  4.
  To approve the Company's 2019 Equity Incentive Plan.

  5.
  To approve the Company's 2019 Employee Stock Purchase Plan.

  6.
  To conduct any other business properly brought before the Annual Meeting.

        These items of business are more fully described in the Proxy Statement accompanying this Notice.

        The record date for the Annual Meeting is April 22, 2019. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors,
/s/ JEFFERY M. BRINZA Jeffery M. Brinza Corporate Secretary

Ann Arbor, Michigan
April 29, 2019

You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please vote by telephone or through the Internet, or, if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you, as promptly as possible in order to ensure your representation at the Annual Meeting. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card and included in the accompanying Proxy Statement. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a brokerage firm, bank or other agent and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that agent in order to vote your shares that are held in such agent's name and account.

MILLENDO THERAPEUTICS, INC.
301 North Main Street, Suite 100
Ann Arbor, MI 48104

PROXY STATEMENT
FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 11, 2019

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

        We are providing you with these proxy materials because the Board of Directors of Millendo Therapeutics, Inc. (the "Board") is soliciting your proxy to vote at the 2019 Annual Meeting of Stockholders (the "Annual Meeting") of Millendo Therapeutics, Inc. (the "Company"), including at any adjournments or postponements thereof, to be held on Tuesday, June 11, 2019 at 9:00 a.m. local time at the Company's new principal executive offices, 110 Miller Avenue, Suite 100, Ann Arbor, Michigan 48104, where we plan to relocate in May 2019. You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy. The proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2018, are being distributed and made available on or about April 29, 2019. As used in this Proxy Statement, references to "we," "us," "our," "Millendo" and the "Company" refer to Millendo Therapeutics, Inc. and our consolidated subsidiaries.

Why did I receive a Notice of Internet Availability of Proxy Materials on the Internet instead of a full set of proxy materials?

        Pursuant to rules adopted by the Securities and Exchange Commission (the "SEC"), we have elected to provide access to our proxy materials over the Internet rather than printing and mailing the proxy materials. We believe electronic delivery will expedite the receipt of materials and will help lower our costs and reduce the environmental impact of our annual meeting materials. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the "Notice") because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting.

        The Notice will provide instructions as to how stockholders may access and review the proxy materials, including the Notice of Annual Meeting, proxy statement, proxy card and Annual Report on Form 10-K, on the website referred to in the Notice or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to them by mail. The Notice will also provide voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that, while our proxy materials are available at the website referenced in the Notice, and our Notice of Annual Meeting, proxy statement and Annual Report on Form 10-K are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this document.

        We intend to mail the Notice on or about April 29, 2019 to all stockholders of record entitled to vote at the Annual Meeting. The proxy materials, including the Notice of 2019 Annual Meeting of Stockholders, this proxy statement and accompanying proxy card or, for shares held in street name (held for your account by a broker or other nominee), voting instruction form, and the Annual Report on Form 10-K for the year ended December 31, 2018 will be made available to stockholders on the Internet on the same date.

Will I receive any other proxy materials by mail?

        You will not receive any additional proxy materials via mail unless (1) you request a printed copy of the proxy materials in accordance with the instructions set forth in the Notice or (2) we elect, in our discretion, to send you a proxy card and a second Notice of Internet Availability of Proxy Materials, which we may send on or after May 9, 2019.

How do I attend the Annual Meeting?

        The Annual Meeting will be held on Tuesday, June 11, 2019 at 9:00 a.m. local time at our new principal executive offices, 110 Miller Avenue, Suite 100, Ann Arbor, Michigan 48104, where we plan to relocate in May 2019. Information on how to vote in person at the Annual Meeting is discussed below.

Who can vote at the Annual Meeting?

        Only stockholders of record at the close of business on April 22, 2019 will be entitled to vote at the Annual Meeting. On this record date, there were 13,357,999 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

        If on April 22, 2019, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares electronically through the Internet, over the telephone or by completing and returning a printed proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If on April 22, 2019, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in "street name" and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

        There are five matters scheduled for a vote:

  •
  Election of three (3) directors to hold office until the 2022 Annual Meeting of Stockholders (Proposal 1);

  •
  Ratification of the selection by the Audit Committee of the Board of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2019 (Proposal 2);

  •
  Approval, on an advisory basis, of the compensation of the Company's named executive officers, as disclosed in this proxy statement (Proposal 3);

  •
  Approval of the Company's 2019 Equity Incentive Plan (Proposal 4); and

  •
  Approval of the Company's 2019 Employee Stock Purchase Plan (Proposal 5).

What if another matter is properly brought before the Annual Meeting?

        The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons acting as proxies to vote on those matters in accordance with their best judgment.

How do I vote?

        You may either vote "FOR" each of the proposed nominees to the Board or you may "WITHHOLD" your vote for each of the proposed nominees to the Board. Proxies cannot be voted for a greater number of persons than the three nominees named in this proxy statement. For each of the other matters to be voted on, you may vote "FOR" or "AGAINST" or abstain from voting.

        The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the Internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

  •
  To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

  •
  To vote by using a printed proxy card that may be delivered to you, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

  •
  To vote over the telephone, dial toll-free (866) 641-4276 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Time on June 10, 2019 to be counted.

  •
  To vote through the Internet, go to http://www.investorvote.com/MLND to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your Internet vote must be received by 11:59 p.m., Eastern Time on June 10, 2019 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Can I vote my shares by filling out and returning the Notice?

        No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote.

How many votes do I have?

        On each matter to be voted upon, you have one vote for each share of common stock you owned as of April 22, 2019.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record and do not vote by telephone, through the Internet, by completing the printed proxy card that may be delivered to you or in person at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal is considered to be a "routine" matter under applicable rules. Brokers and nominees can use their discretion to vote "uninstructed" shares with respect to matters that are considered to be "routine" under applicable rules but not with respect to "non-routine" matters. Under applicable rules and interpretations, "non-routine" matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposals 1, 3, 4 and 5 without your instructions, but may vote your shares on Proposal 2 even in the absence of your instruction.

What if I return a proxy card or otherwise vote but do not make specific choices?

        If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, "FOR" the election of the nominees to the Board, "FOR" the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019, "FOR" the advisory approval of named executive officer compensation, "FOR" approval of the Company's 2019 Equity Incentive Plan, and "FOR" approval of the Company's 2019 Employee Stock Purchase Plan. If any other matter is properly presented at the meeting, the persons acting as proxies will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

        We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We have engaged The Proxy Advisory Group, LLC to assist us with our stockholder engagement process, and we may pay them up to $7,500 for their services for the Annual Meeting. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

        If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

        Yes. You can revoke your proxy at any time before the vote during the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

  •
  You may submit another properly completed proxy card with a later date (which automatically revokes the earlier proxy).

  •
  You may grant a subsequent proxy by telephone or through the Internet.

  •
  You may send a timely written notice that you are revoking your earlier-dated proxy to our Corporate Secretary c/o Millendo Therapeutics, Inc., 301 North Main Street, Suite 100, Ann Arbor, Michigan 48104.

  •
  You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote by telephone or through the Internet so that your vote will be counted if you later decide not to attend the Annual Meeting.

        Your most current proxy card or telephone or Internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker, bank or other agent to change your voting instructions.

When are stockholder proposals and director nominations due for next year's annual meeting?

        To be considered for inclusion in next year's proxy materials, you must submit your proposal, in writing, by December 31, 2019, to our Corporate Secretary c/o Millendo Therapeutics, Inc., 110 Miller Avenue, Suite 100, Ann Arbor, Michigan 48104, and you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        Pursuant to our bylaws, if you wish to bring a proposal before the stockholders or nominate a director at the 2020 Annual Meeting of Stockholders, but you are not requesting that your proposal or nomination be included in next year's proxy materials, you must notify our Corporate Secretary between February 12, 2020 and the close of business on March 13, 2020. However, if our 2020 Annual Meeting of Stockholders is not held between May 22, 2020 and August 10, 2020, to be timely, notice by the stockholder must be received not earlier than the close of business on the 120th day prior to the 2020 Annual Meeting of Stockholders and not later than the close of business on the later of (i) the 90th day prior to the 2020 Annual Meeting of Stockholders or (ii) the 10th day following the day on which notice of the date of the 2020 Annual Meeting was mailed or public announcement of the date of the 2020 Annual Meeting of Stockholders is made, whichever occurs first. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the proposal to elect directors (Proposal 1), votes "FOR," "WITHHOLD" and broker non-votes; and with respect to all other proposals, votes "FOR" and "AGAINST," abstentions and, if applicable, broker non-votes. Abstentions will not be counted towards the vote total for each of Proposals 2, 3, 4 and 5, and will have no effect on the voting of each of those proposals. Broker non-votes on Proposals 1, 3, 4 and 5 will have no effect and will not be counted towards the vote total for any proposal.

What are "broker non-votes"?

        As discussed above, when a beneficial owner of shares held in "street name" does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be "non-routine," the broker or nominee cannot vote the shares. These unvoted shares are counted as "broker non-votes." Proposals 1, 3, 4 and 5 are considered to be "non-routine" under New York Stock Exchange ("NYSE") rules and we therefore expect broker non-votes to exist in connection with those proposals.

        As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

How many votes are needed to approve each proposal?

        The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of Directors	Directors will be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The three nominees receiving the most "FOR" votes will be elected as directors; withheld votes will have no effect	Not applicable	None
2	Ratification of the Selection of Ernst & Young LLP as our Independent Registered Public Accounting Firm	To approve Proposal 2, stockholders holding a majority of the votes cast affirmatively or negatively on the matter must vote "FOR" the proposal.	None	Not applicable(1)
3	Approval, on an advisory basis, of the compensation of the Company's named executive officers, as disclosed in this proxy statement.	To approve Proposal 3, stockholders holding a majority of the votes cast affirmatively or negatively on the matter must vote "FOR" the proposal.	None	None
4	Approval of the Company's 2019 Equity Incentive Plan	To approve Proposal 4, stockholders holding a majority of the votes cast affirmatively or negatively on the matter must vote "FOR" the proposal.	None	None
5	Approval of the Company's 2019 Stock Purchase Plan	To approve Proposal 5, stockholders holding a majority of the votes cast affirmatively or negatively on the matter must vote FOR the proposal.	None	None

(1)
This proposal is considered to be a "routine" matter under NYSE rules. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority under NYSE rules to vote your shares on this proposal.

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting in person or represented by proxy. On the record date, there were 13,357,999 shares outstanding and entitled to vote. Thus, the holders of 6,679,000 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.

        For purposes of determining whether a quorum exists, we count as present any shares that are voted over the Internet, by telephone, by completing and submitting a proxy or that are represented in person at the meeting. Further, for purposes of establishing a quorum, we will count as present shares that a stockholder holds even if the stockholder votes to abstain or only votes on one of the proposals. In addition, we will count as present shares held in street name by banks, brokers or nominees who indicate on their proxies that they do not have authority to vote those shares on Proposals 1, 3, 4 and 5. If a quorum is not present, we expect to adjourn the Annual Meeting until we obtain a quorum.

How can I find out the results of the voting at the Annual Meeting?

        Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

How does the December 2018 merger affect the disclosures in this proxy statement?

        On December 7, 2018, OvaScience, Inc. ("OvaScience") completed a reverse merger with what was then known as "Millendo Therapeutics, Inc.", which we refer to as "Private Millendo," in accordance with the terms of the Agreement and Plan of Merger and Reorganization dated as of August 8, 2018, as amended on September 25, 2018 and November 1, 2018 (the "Merger Agreement"), by and among OvaScience, Private Millendo and Orion Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of OvaScience ("Merger Sub") pursuant to which, among other matters, Merger Sub merged with and into Private Millendo, with Private Millendo continuing as a wholly owned subsidiary of OvaScience. We refer to the foregoing transactions in this proxy statement as "the Merger." On December 6, 2018, in connection with, and prior to the completion of, the Merger, OvaScience effected a 1-for-15 reverse stock split of its common stock (the "Reverse Stock Split") and immediately following the Merger, OvaScience changed its name to "Millendo Therapeutics, Inc." Following the completion of the Merger, the business formerly conducted by OvaScience became the business conducted by Private Millendo, which is a biopharmaceutical company focused on developing novel treatments for orphan endocrine diseases. All references to common stock shares and per share amounts in this proxy statement have been retroactively adjusted to reflect, where applicable, the Reverse Stock Split, as indicated. As used herein, the words the "Company", "Millendo," "we," "us," and "our" refer to Millendo Therapeutics, Inc. and its direct and indirect subsidiaries, as applicable.

PROPOSAL 1

ELECTION OF DIRECTORS

        Our Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director's successor is duly elected and qualified.

        The Board presently has eight members. There are three Class I directors whose terms of office expire in 2019: Julia C. Owens, Ph.D., Mary Lynne Hedley, Ph.D., and John Howe, III, M.D. Drs. Owens, Hedley and Howe, each a current director, have been nominated for election at the Annual Meeting by the Nominating and Corporate Governance Committee. Drs. Owens and Hedley were each appointed to the Board in connection with the Merger. Prior to the Merger, each of Drs. Owens and Hedley were directors of Private Millendo. Dr. Howe was previously elected by the stockholders of OvaScience and attended the 2018 Annual Meeting of OvaScience. If elected at the Annual Meeting, each of Drs. Owens, Hedley and Howe would serve until the 2022 Annual Meeting of Stockholders and until their successor has been duly elected and qualified, or, if sooner, until their death, resignation or removal. It is our policy to invite directors and nominees for director to attend the Annual Meeting.

        Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, if a quorum is present, the three nominees receiving the highest number of affirmative votes will be elected as a Class I director. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. Proxies cannot be voted for a greater number of persons than the three nominees named in this proxy statement. If any of the nominees becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead will be voted for the election of a substitute nominee that we will propose. Each of Drs. Owens, Hedley and Howe have agreed to serve if elected. Our management has no reason to believe that they will be unable to serve.

        The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee to believe that each director or nominee should serve on the Board.

Nominees for Election as a Class I Director for a Three-Year Term Expiring at the 2022 Annual Meeting of Stockholders

        Julia C. Owens, Ph.D., age 46, is one of the co-founders of Private Millendo and served as Private Millendo's President and Chief Executive Officer and as a member of Private Millendo's board of directors since its inception in 2012. Since the closing of the Merger, Dr. Owens has served as our President and Chief Executive Officer and as a member of our Board. From 2010 to 2012, Dr. Owens served as the Senior Vice President of Corporate Development and Strategy at Lycera Corp., a biopharmaceutical company. Prior to that, from 2004 to 2010, Dr. Owens served in a number of business development positions at QuatRx Pharmaceuticals Co., a biopharmaceutical company, including as Head of Business Development from 2009 to 2010. From 1999 to 2004, Dr. Owens served in a number of business development positions at Tularik Inc., a biotechnology company, which was acquired by Amgen, Inc. in 2004. Prior to that, from July to October 1999, Dr. Owens served as a Licensing Officer in the Office of Technology Management at the University of California, San Francisco. Dr. Owens received a B.S. in Chemistry and a B.A. in Molecular and Cellular Biology from the University of California, Berkeley, and a Ph.D. in Biochemistry from the University of California,

San Francisco. We believe that Dr. Owens' business and technical expertise along with her daily insight into corporate matters as our Chief Executive Officer qualify her to serve on the Board.

        Mary Lynne Hedley, Ph.D., age 56, served as a member of Private Millendo's board of directors from March 2017 until the closing of the Merger, at which point she was appointed to our Board. Dr. Hedley has served as the President and a member of the board of directors of TESARO, Inc., a pharmaceutical company (Nasdaq: TSRO), since co-founding the company in March 2010, which was acquired by GlaxoSmithKline plc in January 2019. From September 2017 to February 2019, Dr. Hedley also served as a director of bluebird bio (Nasdaq: BLUE), a clinical-stage gene therapy company. Dr. Hedley also served as a member of the board of directors of Receptos, Inc., a biopharmaceutical company (Nasdaq: RCPT), from April 2014 until it was acquired by Celgene Corp. in August 2015. Prior to that, from July 2009 to February 2010, Dr. Hedley served as Executive Vice President of Operations and Chief Scientific Officer of Abraxis BioScience, Inc., a biotechnology company. Dr. Hedley served as Executive Vice President of Eisai Corporation of North America from January 2008 until July 2009, following Eisai Co. Ltd.'s acquisition of MGI PHARMA, Inc. in January 2008. Dr. Hedley also served in various positions at MGI PHARMA, Inc. from 2004 through its acquisition in 2008, most recently as Executive Vice President and Chief Scientific Officer. Prior to that, Dr. Hedley co-founded and served as the President and Chief Executive Officer of ZYCOS, Inc., a biotechnology company, which was acquired by MGI PHARMA, Inc. in 2004. Prior to co-founding ZYCOS, Dr. Hedley completed two consecutive postdoctoral fellowships at Harvard University. Dr. Hedley received a B.S. in microbiology from Purdue University and a Ph.D. in Immunology from the University of Texas, Southwestern Medical Center. We believe that Dr. Hedley's extensive experience in the pharmaceutical and biotechnology industry qualifies her to serve on our Board.

        John Howe, III, M.D., age 76, has served as a member of our Board since June 2015. From 2001 through 2015, he served as the President and Chief Executive Officer of Project HOPE, an international health education and humanitarian assistance foundation, which operates more than 70 programs in 45 countries on five continents. During Dr. Howe's tenure, Project HOPE expanded its areas of distributing medicine, treating infectious diseases and non-communicable diseases, and promoting the health education and life improvement of women and children. Before Project HOPE, Dr. Howe held the Distinguished Chair in Health Policy at The University of Texas Health Science Center at San Antonio; he served as the Center's chief executive from 1985 through 2000 and is currently the President Emeritus. He is a board member of MAXIMUS Federal, Boston University and the Mary Christie Foundation. His board service record includes BB&T Bank, where he served as Chair of the Audit Committee and the Compensation Committee, Beverly Enterprises, the Texas Biomedical Research Institute and the United States Air Force Scientific Advisory Board. Among Dr. Howe's numerous honors and awards are the U.S. Army's Commander's Award for Public Service, the Surgeon General's Exemplary Service Award, and the Magnolia Award from the City of Shanghai, China. Dr. Howe is a published author of numerous articles, chapters and abstracts in medical journals, including the New England Journal of Medicine and the Annals of Internal Medicine, among others. Dr. Howe holds a B.A. from Amherst College and an M.D. from Boston University School of Medicine. We believe that Dr. Howe is qualified to serve on the Board due to his experience with global medicine and as a leader of international health initiatives.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NAMED NOMINEES.

Class II Directors Continuing in Office Until the 2020 Annual Meeting of Stockholders

        Carole L. Nuechterlein, J.D., age 58, served as a member of Private Millendo's board of directors from March 2017 until the closing of the Merger, at which point she was appointed to our Board. Ms. Nuechterlein joined F. Hoffmann-La Roche Ltd. in 2002 and currently serves as a Deputy Director and head of Roche Venture Fund. Prior to that, from 1998 to 2001, Ms. Nuechterlein served as General Counsel for SangStat, Inc., a biopharmaceutical company. Ms. Nuechterlein has also served as a member of the boards of directors of a number of private companies, including each of Aligos Therapeutics, a biotechnology company, since August 2018, Vivet Therapeutics SAS, a biotechnology company, since April 2017, CiVi BioPharma, Inc., a biopharmaceutical company, since March 2017, Lumos Pharma, Inc., a biopharmaceutical company, since January 2017, Mission Therapeutics Ltd., a biopharmaceutical company, since January 2017, Arch Oncology Inc., a biopharmaceutical company, since August 2016, Second Genome, Inc., a biopharmaceutical company, since April 2016, and Lysosomal Therapeutics Inc., a biotechnology company, since May 2014. She also served as a member of the board of directors of AveXis Inc., a biotechnology company (Nasdaq: AVXS), from October 2014 to May 2017. Ms. Nuechterlein received a B.A. from Valparaiso University and a J.D. from University of Michigan. We believe that Ms. Nuechterlein's extensive experience in the pharmaceutical and biotechnology industry and as an investor in life sciences companies qualifies her to serve on our Board.

        James M. Hindman, age 58, served as a member of Private Millendo's board of directors from June 2016 until the closing of the Merger, at which point he was appointed to our Board. Since August 2018, Mr. Hindman has served as a member of the board of directors of Sienna Biopharmaceuticals, Inc., a clinical-stage medical dermatology and aesthetics company (Nasdaq: SNNA). Since November 2018, Mr. Hindman has served as a member of the board of directors of Aatru Medical, LLC, a privately held medical device company. From December 2017 to December 2018, Mr. Hindman provided financial consulting services to RANI Therapeutics, a privately held biotechnology company. Since July 2015, Mr. Hindman has also provided financial consulting services to Cidara Therapeutics Inc., a biotechnology company (Nasdaq: CDTX). Prior to that, from August 2014 to March 2015, Mr. Hindman served as the Executive Vice President and Chief Financial Officer of Allergan, Inc., a multi-specialty healthcare company. From 2002 to August 2014, Mr. Hindman served as Senior Vice President of Treasury, Risk and Investor Relations at Allergan, Inc. and from 1984 to 2002, served in a variety of other finance positions at Allergan, Inc., including Senior Vice President, Finance and Controller, Assistant Corporate Controller, Vice President, Financial Planning and Analysis. Since June 2015, Mr. Hindman has also served as a member of the Board of Regents at Loyola Marymount University, and from 2007 to June 2015, Mr. Hindman served on their Accounting Advisory Board. From 2009 to December 2015, Mr. Hindman served as a member of the board of directors of The Allergan Foundation, a private charitable foundation. Mr. Hindman received a B.S. in Accounting from Loyola Marymount University and an M.B.A. from Pepperdine University. We believe that Mr. Hindman's financial experience in the life sciences industry qualifies him to serve on our Board.

        Randall W. Whitcomb, M.D., age 64, served as a member of Private Millendo's board of directors from April 2012 until the closing of the Merger, at which point he was appointed to our Board. Since 2007, Dr. Whitcomb has also served as a Senior Advisor to Frazier Healthcare Partners. From 2001 to 2006, Dr. Whitcomb co-founded and served as Chief Medical Officer of QuatRx Pharmaceuticals Company, a biopharmaceutical company. From 2001 to May 2015, Dr. Whitcomb served as a director of Insmed, Inc., a biopharmaceutical company (Nasdaq: INSM). Earlier, Dr. Whitcomb served in various management positions at Parke-Davis, the pharmaceutical division of Warner-Lambert, including as Vice President for Clinical Research and Drug Development. After Pfizer acquired Warner-Lambert, Dr. Whitcomb was VP of Global Project Management for Pfizer. Dr. Whitcomb received a B.A. in Biology and Chemistry from Tabor College and an M.D. from the University of Kansas. Dr. Whitcomb also completed a research fellowship at the National Institutes of Health. We believe that Dr. Whitcomb's experience both in the medical and life sciences industries and as a chief medical officer qualifies him to serve on our Board.

Class III Directors Continuing in Office Until the 2021 Annual Meeting of Stockholders

        Carol G. Gallagher, Pharm.D., age 54, served as a member of Private Millendo's board of directors since September 2012 until the closing of the Merger, at which point she was appointed to our Board.

Since October 2014, Dr. Gallagher has also served as a Partner of New Enterprise Associates, Inc., a venture capital firm. Prior to that, from October 2013 to July 2014, Dr. Gallagher served as a venture partner with Frazier Healthcare Partners, a venture capital firm. From 2008 to April 2011, Dr. Gallagher served as the President and Chief Executive Officer of Calistoga Pharmaceuticals, Inc., a biotechnology company that was acquired by Gilead Sciences, Inc. in 2011. Prior to that, from 2007 to 2008, Dr. Gallagher served as the President and Chief Executive Officer of Metastatix, Inc., a biopharmaceutical company. Since February 2013, Dr. Gallagher has served as a member of the board of directors and the compensation and nominating and corporate governance committees of Atara Biotherapeutics Inc., a biopharmaceutical company (Nasdaq: ATRA), since November, 2017, as a director at Metacrine, a biopharmaceutical company, and since December, 2017, PIONYR Immunotherapeutics, a biopharmaceutical company. From November 2011 until March 2018, Dr. Gallagher served as a member of the board of directors of AnaptysBio, Inc., a biotechnology company (Nasdaq: ANAB). From February 2012 to August 2013, Dr. Gallagher served as a member of the board of directors of Aragon Pharmaceuticals, Inc., a pharmaceutical discovery and development company that was acquired by Johnson & Johnson in August 2013. Dr. Gallagher received a B.S. and a Pharm.D. from the College of Pharmacy at the University of Kentucky. We believe that Dr. Gallagher's extensive experience in the life sciences industry and as a chief executive officer of various companies qualifies her to serve on our Board.

        Habib J. Dable, age 49, served as a member of Private Millendo's board of directors from September 2018 until the closing of the Merger, at which point he was appointed to our Board. Mr. Dable has served as the Chief Executive Officer and President and a member of the board of directors of Acceleron Pharma Inc., a biopharmaceutical company (Nasdaq: XLRN) since December 2016. Prior to that, Mr. Dable served in roles of increasing responsibility at Bayer AG beginning in 1994, most recently serving as the President of Pharmaceuticals for Bayer in the U.S. from October 2015 until December 2016. From 2013 to 2015, Mr. Dable served as the Executive Vice President and Global Head of Specialty Medicine for Bayer HealthCare Pharmaceuticals, and from 2010 to 2012, he was the Vice President of Ophthalmology & Global Launch Team Head for EYLEA. Mr. Dable earned both Bachelor's and Master's degrees of Business Administration from the University of New Brunswick in Canada. We believe that Mr. Dable's executive leadership experience and industry knowledge qualify him to serve as a member of our Board.

 INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

        As required under NASDAQ Stock Market ("NASDAQ") listing rules, a majority of the members of a listed company's board of directors must qualify as "independent," as affirmatively determined by the company's board. The Board consults with the Company's counsel to ensure that the Board's determinations are consistent with relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.

        Our Board has undertaken a review of the independence of the directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning such director's background, employment and affiliations, including family relationships, our Board determined that all of the directors, other than Dr. Owens, are "independent directors" as defined under current rules and regulations of the SEC and the listing standards of NASDAQ. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances that our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director and the transactions involving them described above.

Board Leadership Structure

        The Board has an independent Chair, Carol G. Gallagher, Pharm.D., who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Chair has substantial ability to shape the work of the Board. We believe that separation of the positions of Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of our business and affairs. In addition, we believe that having an independent Chair creates an environment that is more conducive to objective evaluation and oversight of management's performance, increasing management accountability and improving the ability of the Board to monitor whether management's actions are in the best interests of the Company and our stockholders. As a result, we believe that having an independent Chair can enhance the effectiveness of the Board as a whole.

Role of the Board in Risk Oversight

        One of the Board's key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for our Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and risk management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. Our Nominating and Corporate Governance Committee monitors the effectiveness of our Corporate Governance Guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. It is the responsibility of the chairperson of each committee of the Board to report findings regarding material risk exposures to the Board as quickly as possible. The Board has delegated to the Chair the responsibility of coordinating between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.

Meetings of the Board of Directors

        Prior to the closing of the Merger, the Board of Directors met six times during 2018, and after the closing of the Merger, the Board of Directors met once during 2018. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member. The Private Millendo Board of Directors met four times in fiscal year 2018 prior to the closing of the Merger. Each of the Company's Board members who were members of the Private Millendo Board of Directors attended 75% or more of the aggregate number of meetings of the Private Millendo Board of Directors and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member of Private Millendo.

 INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

        The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership information from the closing of the Merger through the fiscal year ended December 31, 2018 for each of the Board committees:

Name	Audit		Compensation		Nominating and Corporate Governance
Julia C. Owens, Ph.D.
Carol G. Gallagher, Pharm.D.			X	(1)
Carole L. Nuechterlein, J.D.					X
John Howe, III, M.D.	X
James M. Hindman	X	(1)
Randall W. Whitcomb, M.D.	X		X
Habib J. Dable			X
Mary Lynne Hedley, Ph.D.					X	(1)

(1)
Chairperson

        Below is a description of each committee of the Board.

        Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable NASDAQ rules and regulations regarding "independence" and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

        The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee our corporate accounting and financial reporting processes and audits of our financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the Company's independent registered public accounting firm; determines and approves the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on the Company's audit engagement team as required by law; reviews and approves or disapproves transactions between the Company and any related persons; confers with management and the Company's independent registered public accounting firm, as appropriate, regarding the scope, adequacy and effectiveness of internal control over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review the Company's annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm, including a review of the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in its filings with the SEC.

        The Audit Committee is composed of three directors: Mr. Hindman, Dr. Howe, and Dr. Whitcomb. Prior to the closing of the Merger, the Audit Committee met five times during fiscal year 2018. The Audit Committee did not meet from the time of the closing of the Merger through the fiscal year ended December 31, 2018. The Audit Committee of Private Millendo met five times during fiscal year 2018 prior to the closing of the Merger. The Board has adopted a written Audit Committee charter that is available to stockholders on our website at http://investors.millendo.com.

        The Board reviews the NASDAQ listing standards definition of independence for Audit Committee members on an annual basis and has determined that all of the current members of the Audit Committee are independent (as independence is currently defined under Rule 5605(c)(2)(A)(i) and (ii) of the NASDAQ listing rules and under Rule 10A-3 under the Exchange Act). The Board has also determined that Mr. Hindman qualifies as an "audit committee financial expert," as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Hindman's level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for publicly and privately held companies.

Report of the Audit Committee of the Board of Directors

        The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2018 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board ("PCAOB"). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants' communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm's independence. Based on the foregoing, the Audit Committee of the Board of Directors has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Respectfully submitted,

James M. Hindman, Chairperson
John Howe, III, M.D.
Randall W. Whitcomb, M.D.

        The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

        The Compensation Committee is composed of three directors: Dr. Gallagher, Dr. Whitcomb, and Mr. Dable. All members of our Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the NASDAQ listing rules). Prior to the closing of the Merger, the Compensation Committee met eight times during fiscal year 2018. The Compensation Committee did not meet from the time of the closing of the Merger through the fiscal year ended December 31, 2018. The Compensation Committee of Private Millendo met three times during fiscal year 2018 prior to the closing of the Merger. The Board has adopted a written Compensation Committee charter that is available to stockholders on our website at http://investors.millendo.com.

        The Compensation Committee acts on behalf of the Board to review, adopt and approve the Company's compensation strategy, policies, plans and programs, including:

  •
  reviewing and approving corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management, as appropriate, which powers shall include the power to exercise discretion to adjust compensation based on such goals and objectives;

  •
  reviewing and recommending to the Board the type and amount of compensation to be paid or awarded to Board members;

  •
  evaluating and approving the compensation plans and programs advisable for us, as well as evaluating and approving the modification or termination of existing plans and programs;

  •
  establishing policies with respect to equity compensation arrangements with the objective of appropriately balancing the perceived value of equity compensation and the dilutive and other costs of that compensation to us;

  •
  reviewing compensation practices and trends to assess the adequacy and competitiveness of our compensation programs among comparable companies in our industry;

  •
  reviewing and approving the terms of any employment agreements, severance arrangements, change-of-control protections and any other compensatory arrangements (including, without limitation, perquisites and any other form of compensation) for our executive officers and, as appropriate, other senior management;

  •
  approving any loans by the Company (i) to our executive officers and (ii) to our employees who are non-executive officers where the amount of any such loan exceeds $10,000; and

  •
  administration of our equity compensation plans, pension and profit-sharing plans, stock purchase plans, bonus plans, deferred compensation plans and other similar plan and programs.

Compensation Committee Processes and Procedures

        Following the closing of the Merger, the Compensation Committee typically meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chairman of the Compensation Committee, in consultation with our Chief Executive Officer and our Senior Director of Human Resources. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisers or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding her compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisers and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant's reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation

Committee, other than in-house legal counsel and certain other types of advisers, only after assessing the independence of such person in accordance with SEC and NASDAQ requirements that bear upon the adviser's independence; however, there is no requirement that any adviser be independent.

        During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and NASDAQ, the Compensation Committee engaged Aon Radford (the "Consultant"), a compensation consulting firm, as a compensation consultant. The Compensation Committee has assessed the Consultant's independence and determined that the Consultant had no conflicts of interest in connection with its provisions of services to the Compensation Committee. Specifically, the Compensation Committee engaged the Consultant to provide market data, peer group analysis and conduct an executive compensation assessment analyzing the current cash and equity compensation and employment agreement terms of our executive officers and other senior management against compensation for similarly situated executives at the companies the Consultant previously identified to be comparable to Millendo in 2018. Our management did not have the ability to direct the Consultant's work.

        The Compensation Committee makes most of the significant adjustments to annual compensation, determines bonus and equity awards and establishes new performance objectives at one or more meetings held during the first quarter of each year. The Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee's process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of her performance is conducted by the Compensation Committee, which determines any adjustments to her compensation as well as equity awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee's compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant to be comparable to us.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee of the Board is responsible for identifying and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of management and the Board and developing a set of corporate governance principles for us.

        The Nominating and Corporate Governance Committee is composed of two directors: Ms. Nuechterlein and Dr. Hedley. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing rules). Prior to the closing of the Merger, the Nominating and Corporate Governance Committee met once during fiscal year 2018. The Nominating and Corporate Governance Committee did not meet from the time of the closing of the Merger through the fiscal year ended December 31, 2018. The Nominating and Corporate Governance Committee of Private Millendo did not meet during fiscal year 2018 prior to the closing of the Merger. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on our website at http://investors.millendo.com.

        The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

        In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors' overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors' independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates' qualifications and then selects a nominee for recommendation to the Board by majority vote.

        The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: Millendo Therapeutics, Inc., 301 North Main Street, Suite 100, Ann Arbor, Michigan 48104 at least 90 days, but no more than 120 days, prior to the anniversary date of the mailing of the Company's proxy statement for the last annual meeting. Submissions must include the full name of the proposed nominee, a description of the proposed nominee's business experience for at least the previous five years, complete biographical information, a description of the proposed nominee's qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our common stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Stockholder Communications with the Board of Directors

        Stockholder communications will be reviewed by our Secretary, who will determine whether the communication should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). All communications made in accordance with our Whistleblower Policy for Accounting and Auditing Matters that relate to questionable accounting or auditing matters involving the Company will be promptly and directly forwarded to our General Counsel, who will promptly notify the Audit Committee of all complaints that pertain to an accounting or audit matter and will determine the planned course of action. Communications regarding matters other than accounting or audit will be investigated by our General Counsel or another appropriate person designated by our General Counsel. We also have a corporate ethics hotline to allow complaints related to questionable accounting or auditing matters. All inquiries made through this hotline are immediately directed to our General Counsel.

Code of Business Conduct

        We have adopted a Code of Business Conduct (the "Code of Conduct"), applicable to all of our employees, executives, directors and independent contractors. The Code of Conduct is available on our website at www.millendo.com on the "Corporate Governance" page. Our Board is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. If we make any substantive amendments to the Code of Conduct or we grant any waiver from a provision of the Code of Conduct to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

        The affirmative vote of a majority of the votes cast affirmatively or negatively on this matter will be required to ratify the selection of Ernst & Young LLP.

Principal Accountant Fees and Services

        The following table sets forth the aggregate fees for professional service provided by our independent registered public accounting firm, Ernst & Young LLP, for the audit of Private Millendo's financial statements for the year ended December 31, 2017 and for the audit of our financial statements for the year ended December 31, 2018 and other fees billed for other services rendered by Ernst & Young LLP during those periods were (in thousands):

	Year Ended December 31,
	2018	2017
Audit fees(1)	$967,000	$342,000
Audit-related fees(2)	97,000	98,000
Tax fees(3)	122,000	24,000
All other fees(3)	—	—

Total fees	$1,186,000	$464,000

(1)
Fees represent services related to our annual audit, quarterly reviews, SEC offerings and accounting consultations

(2)
Fees represent services related to due diligence services

(3)
Fees represent services related to tax compliance and tax advisory services

        All fees described above were pre-approved by the Private Millendo Audit Committee.

        Prior to the completion of the Merger, Ernst & Young LLP served as the independent registered public accounting firm, of OvaScience, Inc. for the year ended December 31, 2017 and for the 2018 period up to the completion of the Merger on December 7, 2018. The fees billed by Ernst & Young LLP to OvaScience, Inc. during those periods (in thousands):

	Year Ended December 31,
	2018	2017
Audit fees	$265,000	$664,000
Audit-related fees	—	304,000
Tax fees	107,000	73,000
All other fees	—	2,000

Total fees	$372,000	$1,043,000

        All fees described above were pre-approved by the OvaScience Audit Committee.

Pre-Approval Policies and Procedures

        The Audit Committee has adopted a pre-approval policy under which the Audit Committee approves in advance all audit and permissible non-audit services to be performed by the independent accountants (subject to a de minimis exception). These services may include audit services, audit-related services, tax services, and other non-audit services. As part of its pre-approval policy, the Audit Committee considers whether the provision of any proposed non-audit services is consistent with the SEC's rules on auditor independence. In accordance with its pre-approval policy, the Audit Committee has pre-approved certain specified audit and non-audit services to be provided by our independent auditor. If there are any additional services to be provided, a request for pre-approval must be submitted to the Audit Committee for its consideration under the policy. The Audit Committee generally pre-approves particular services or categories of services on a case-by-case basis. Finally, in accordance with the pre-approval policy, the Audit Committee has delegated pre-approval authority to the chair of the Audit Committee. The chair must report any pre-approval decisions to the Audit Committee at its next meeting.

        All of the services of Ernst & Young LLP for 2017 and 2018 for Private Millendo described above were in accordance with the Audit Committee pre-approval policy, to the extent required by applicable law.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

        Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), and Section 14A of the Exchange Act, the Company's stockholders are entitled to vote to approve, on an advisory basis, the compensation of the Company's current named executive officers as disclosed in this proxy statement in accordance with SEC rules.

        This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company's named executive officers and the philosophy, policies and practices described in this proxy statement. The compensation of the Company's named executive officers subject to the vote is disclosed in the compensation tables and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, the Company believes that its compensation policies and decisions are focused on pay-for-performance principles and strongly aligned with our stockholders' interests. Compensation of the Company's named executive officers is designed to enable the Company to attract and retain talented and experienced executives to lead the Company successfully in a competitive environment.

        Accordingly, the Board is asking the stockholders to indicate their support for the compensation of the Company's named executive officers as described in this proxy statement by casting a non-binding advisory vote "FOR" the following resolution:

        "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion is hereby APPROVED."

        Because the vote is advisory, it is not binding on the Board or the Company. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

        Advisory approval of this proposal requires the affirmative vote of a majority of votes cast affirmatively or negatively on this matter.

        Unless the Board decides to modify its policy regarding the frequency of soliciting say-on-pay votes/advisory votes on the compensation of the Company's named executives, the next scheduled say-on-pay vote will be at the 2020 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 3.

 PROPOSAL 4

APPROVAL OF THE 2019 EQUITY INCENTIVE PLAN

        The Board is requesting stockholder approval of the Millendo Therapeutics, Inc. 2019 Equity Incentive Plan (the "2019 Plan"). The 2019 Plan is intended to be the successor to the Millendo Therapeutics, Inc. 2012 Stock Plan and the OvaScience, Inc. 2012 Stock Incentive Plan (each, as amended, the "Prior Plans"). The 2019 Plan was approved by the Board on April 29, 2019, subject to approval by our stockholders.

Why We Are Asking Our Stockholders to Approve the 2019 Plan

        Currently, we maintain the Prior Plans to grant stock options, restricted stock unit awards and other forms of equity-based awards to our employees, directors and consultants.

        We are seeking stockholder approval of the 2019 Plan to increase the number of shares available for the grant of stock options, restricted stock unit awards and other awards, which will enable us to have a competitive equity incentive program to compete for key talent. If the 2019 Plan is approved by our stockholders, no additional awards will be granted under either of the Prior Plans.

        Approval of the 2019 Plan by our stockholders will allow us to grant stock options, restricted stock unit awards and other awards at levels determined appropriate by the Board or Compensation Committee. The 2019 Plan will also allow us to utilize a broad array of equity incentives in order to secure and retain the services of our employees and directors, and to provide long-term incentives that align the interests of our employees and directors with the interests of our stockholders.

Requested Shares

        If this Proposal 4 is approved by our stockholders, then subject to adjustment for certain changes in our capitalization, the aggregate number of shares of our common stock that may be issued under the 2019 Plan will not exceed the sum of 2,919,872, which is (i) 534,320 new shares, (ii) the number of unallocated shares remaining available for grant under the Prior Plans as of the effective date of the 2019 Plan, and (iii) certain shares subject to outstanding stock awards granted under the Prior Plans that may become available for issuance under the 2019 Plan as such shares become available from time to time (as further described below in "Description of the 2019 Equity Incentive Plan—Shares Available for Awards"). In addition, and subject to adjustment for certain changes in our capitalization, if this Proposal 4 is approved by our stockholders, the number of shares of our common stock reserved for issuance under the 2019 Plan will automatically increase on January 1 of each year, for a period of ten years, from January 1, 2020 continuing through January 1, 2029, by 4% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares as may be determined by our Board.

Stockholder Approval

        If this Proposal 4 is approved by our stockholders, the 2019 Plan will become effective as of the date of the Annual Meeting and no additional awards will be granted under the Prior Plans (although all outstanding awards granted under the Prior Plans will continue to be subject to the terms and conditions as set forth in the agreements evidencing such awards and the terms of the Prior Plans). In the event that our stockholders do not approve this Proposal 4, the 2019 Plan will not become effective, and the Prior Plans will continue to be effective in accordance with their terms.

 Why You Should Vote for the 2019 Plan

The 2019 Plan Combines Compensation and Governance Best Practices

        The 2019 Plan includes provisions that are designed to protect our stockholders' interests and to reflect corporate governance best practices including:

  •
  No single trigger accelerated vesting upon change in control.  The 2019 Plan does not provide for any automatic mandatory vesting of awards upon a change in control.

  •
  Repricing is not allowed.  The 2019 Plan prohibits the repricing of stock options and stock appreciation rights without prior stockholder approval.

  •
  No discounted stock options or stock appreciation rights.  All stock options and stock appreciation rights granted under the 2019 Plan must have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

  •
  Limit on non-employee director compensation.  The maximum number of shares subject to stock awards granted during any calendar year to any of our non-employee directors, taken together with any cash fees paid by us to such non-employee director during such calendar year, may not exceed $500,000 in total value, or $1,000,000 in total value with respect to the calendar year in which the individual is first appointed or elected to the Board (calculating the value of any such stock awards based on the grant date fair value of the stock awards for financial reporting purposes).

  •
  Awards subject to forfeiture/clawback.  Awards granted under the 2019 Plan are subject to recoupment in accordance with the terms of any clawback policy that our Board may adopt in the future, and in addition, any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose other clawback, recovery or recoupment provisions in an award agreement, including a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause.

  •
  No liberal change in control definition.  The change in control definition in the 2019 Plan is not a "liberal" definition. A change in control transaction must actually occur in order for the change in control provisions in the 2019 Plan to be triggered.

Overhang

        The following table provides certain additional information regarding our equity incentive program.

As of March 31, 2019(1)
Total number of shares of common stock subject to outstanding stock options	2,381,288
Weighted-average exercise price of outstanding stock options	$20.39
Weighted-average remaining term of outstanding stock options	7.83
Total number of shares of common stock subject to outstanding full value awards	0
Total number of shares of common stock available for grant under the Millendo Therapeutics, Inc. 2012 Stock Plan	14,691
Total number of shares of common stock available for grant under the OvaScience 2012 Stock Incentive Plan	244,400
Total number of shares of common stock available for grant under other equity incentive plans	0

As of Record Date
Total number of shares of common stock outstanding	13,357,999
Per-share closing price of common stock as reported on NASDAQ Capital Market	$16.00

(1)
Does not include 156,719 shares of common stock issuable upon the exercise of warrants at a weighted-average exercise price of $7.26 per share, which are related to non-employee (BSA) warrants and employee (BSPCE) warrants previously granted by Alizé Pharma SAS ("Alizé") and assumed by Private Millendo in connection with Private Millendo's acquisition of Alizé in December 2017.

Description of the 2019 Equity Incentive Plan

        A summary of the principal features of the 2019 Plan follows below. The summary is qualified by the full text of the 2019 Plan that is attached as Appendix A to this proxy statement.

  Purpose

        The 2019 Plan is designed to secure and retain the services of our employees and directors, provide incentives for our employees and directors to exert maximum efforts for the success of our Company and its affiliates, and provide a means by which our employees and directors may be given an opportunity to benefit from increases in the value of our common stock.

  Successor to Prior Plans

        The 2019 Plan is intended to be the successor to the Prior Plans. If the 2019 Plan is approved by our stockholders, no additional awards will be granted under the Prior Plans.

  Types of Awards

        The 2019 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards, and other stock awards.

  Shares Available for Awards

        Subject to adjustment for certain changes in our capitalization, the aggregate number of shares of our common stock that may be issued under the 2019 Plan will not exceed 2,919,872, which is the sum of (i) 534,320 new shares, (ii) the number of unallocated shares remaining available for grant under the Prior Plans as of the effective date of the 2019 Plan, and (iii) the Prior Plans' Returning Shares (as defined below), as such shares become available from time to time. The number of shares of our common stock reserved for issuance under the 2019 Plan will automatically increase on January 1 of each year, for a period of ten years, from January 1, 2020 continuing through January 1, 2029, by 4% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares as may be determined by our Board.

        The term "Prior Plans' Returning Shares" refers to the following shares of our common stock subject to any outstanding stock award granted under either of the Prior Plans: shares of common stock subject to awards that (i) expire or terminate for any reason prior to exercise or settlement; (ii) are forfeited because of the failure to meet a contingency or condition required to vest such shares or otherwise return to us; or (iii) are reacquired, withheld (or not issued) to satisfy a tax withholding obligation in connection with an award or to satisfy the purchase price or exercise price of a stock award. The foregoing includes shares subject to outstanding awards under the OvaScience 2011 Stock Incentive Plan that expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right.

        The following shares of our common stock (collectively, the "2019 Plan Returning Shares") will also become available again for issuance under the 2019 Plan: (i) any shares subject to a stock award that are not issued because such stock award expires or otherwise terminates without all of the shares covered by such stock award having been issued; (ii) any shares subject to a stock award that are not issued because such stock award is settled in cash; (iii) any shares issued pursuant to a stock award that are forfeited back to or repurchased by us because of the failure to meet a contingency or condition required for the vesting of such shares; and (iv) any shares reacquired by us in satisfaction of tax withholding obligations on a stock award or as consideration for the exercise or purchase price of a stock award.

  Eligibility

        All of our (including our affiliates') employees, consultants and non-employee directors are eligible to participate in the 2019 Plan and may receive all types of awards other than incentive stock options. Incentive stock options may be granted under the 2019 Plan only to our (including our affiliates') employees.

        As of March 31, 2019, we (including our affiliates) had 34 employees, 7 non-employee directors, and approximately 25 consultants.

  Non-Employee Director Compensation Limit

        Under the 2019 Plan, the maximum number of shares of our common stock subject to stock awards granted during any one calendar year to any of our non-employee directors, taken together with any cash fees paid by us to such non-employee director during such calendar year, will not exceed $500,000 in total value, or $1,000,000 with respect to the calendar year in which the individual is first appointed or elected to the Board (calculating the value of any such stock awards based on the grant date fair value of such stock awards for financial reporting purposes).

  Administration

        The 2019 Plan will be administered by our Board, which may in turn delegate authority to administer the 2019 Plan to a committee. Our Board has delegated concurrent authority to administer the 2019 Plan to our Compensation Committee, but may, at any time, revest in itself some or all of the power delegated to our Compensation Committee. Our Board and Compensation Committee are each considered to be a Plan Administrator for purposes of this Proposal 4.

        Subject to the terms of the 2019 Plan, the Plan Administrator may determine the recipients, the types of awards to be granted, the number of shares of our common subject to or the cash value of awards, and the terms and conditions of awards granted under the 2019 Plan, including the period of their exercisability and vesting. The Plan Administrator also has the authority to provide for accelerated exercisability and vesting of awards. Subject to the limitations set forth below, the Plan Administrator also determines the fair market value applicable to a stock award and the exercise or strike price of stock options and stock appreciation rights granted under the 2019 Plan.

        The Plan Administrator may also delegate to one or more officers the authority to designate employees who are not officers to be recipients of certain stock awards and the number of shares of our common stock subject to such stock awards. Under any such delegation, the Plan Administrator will specify the total number of shares of our common stock that may be subject to the stock awards granted by such officer. The officer may not grant a stock award to himself or herself.

  Repricing; Cancellation and Re-Grant of Stock Awards

        Under the 2019 Plan, the Plan Administrator does not have the authority to reprice any outstanding stock option or stock appreciation right by reducing the exercise or strike price of the stock option or stock appreciation right or to cancel any outstanding stock option or stock appreciation right that has an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other stock awards without obtaining the approval of our stockholders. Such approval must be obtained within 12 months prior to such an event.

  Stock Options

        Stock options may be granted under the 2019 Plan pursuant to stock option agreements. The 2019 Plan permits the grant of stock options that are intended to qualify as incentive stock options, or ISOs, and nonstatutory stock options, or NSOs.

        The exercise price of a stock option granted under the 2019 Plan may not be less than 100% of the fair market value of our common stock on the date of grant and, in some cases (see "Limitations on Incentive Stock Options" below), may not be less than 110% of such fair market value.

        The term of stock options granted under the 2019 Plan may not exceed ten years and, in some cases (see "Limitations on Incentive Stock Options" below), may not exceed five years. Except as otherwise provided in a participant's stock option agreement or other written agreement with us or one of our affiliates, if a participant's service relationship with us or any of our affiliates (referred to in this Proposal 4 as "continuous service") terminates (other than for cause and other than upon the participant's death or disability), the participant may exercise any vested stock options for up to three months following the participant's termination of continuous service. Except as otherwise provided in a participant's stock option agreement or other written agreement with us or one of our affiliates, if a participant's continuous service terminates due to the participant's disability or death (or the participant dies within a specified period, if any, following termination of continuous service), the participant, or his or her beneficiary, as applicable, may exercise any vested stock options for up to 12 months following the participant's termination due to the participant's disability or for up to 18 months following the participant's death. Except as explicitly provided otherwise in a participant's stock option agreement or other written agreement with us or one of our affiliates, if a participant's continuous service is terminated for cause (as defined in the 2019 Plan), all stock options held by the participant will terminate upon the participant's termination of continuous service and the participant will be prohibited from exercising any stock option from and after such termination date. Except as otherwise provided in a participant's stock option agreement or other written agreement with us or one of our affiliates, the term of a stock option may be extended if the exercise of the stock option following the participant's termination of continuous service (other than for cause and other than upon the participant's death or disability) would be prohibited by applicable securities laws or if the sale of any common stock received upon exercise of the stock option following the participant's termination of continuous service (other than for cause) would violate our insider trading policy. In no event, however, may a stock option be exercised after its original expiration date.

        Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the 2019 Plan will be determined by the Plan Administrator and may include payment: (i) by cash, check, bank draft or money order payable to us; (ii) pursuant to a program developed under Regulation T promulgated by the Federal Reserve Board; (iii) by delivery to us of shares of our common stock (either by actual delivery or attestation); (iv) by a net exercise arrangement (for NSOs only); or (v) in other legal consideration approved by the Plan Administrator.

        Stock options granted under the 2019 Plan may vest and become exercisable in cumulative increments, as determined by the Plan Administrator at the rate specified in the stock option agreement. Shares covered by different stock options granted under the 2019 Plan may be subject to different vesting schedules as the Plan Administrator may determine.

        The Plan Administrator may impose limitations on the transferability of stock options granted under the 2019 Plan in its discretion. Generally, a participant may not transfer a stock option granted under the 2019 Plan other than by will or the laws of descent and distribution or, subject to approval by the Plan Administrator, pursuant to a domestic relations order or an official marital settlement agreement. However, the Plan Administrator may permit transfer of a stock option in a manner that is not prohibited by applicable tax and securities laws. In addition, subject to approval by the Plan Administrator, a participant may designate a beneficiary who may exercise the stock option following the participant's death. Notwithstanding the foregoing, no option may be transferred to any financial institution without prior stockholder approval.

  Limitations on Incentive Stock Options

        The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by a participant during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit or otherwise fail to qualify as ISOs are treated as NSOs. No ISO may be granted to any person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

  •
  the exercise price of the ISO must be at least 110% of the fair market value of our common stock on the date of grant; and the term of the ISO must not exceed five years from the date of grant.

  •
  Subject to adjustment for certain changes in our capitalization, the aggregate maximum number of shares of our common stock that may be issued pursuant to the exercise of ISOs under the 2019 Plan is 8,759,616 shares.

  Stock Appreciation Rights

        Stock appreciation rights may be granted under the 2019 Plan pursuant to stock appreciation right agreements. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by the Plan Administrator, but will in no event be less than 100% of the fair market value of our common stock on the date of grant. The Plan Administrator may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. The appreciation distribution payable upon exercise of a stock appreciation right may be paid in shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the stock appreciation right agreement. Stock appreciation rights will be subject to the same conditions upon termination of continuous service and restrictions on transfer as stock options under the 2019 Plan.

  Restricted Stock Awards

        Restricted stock awards may be granted under the 2019 Plan pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the participant's services performed for us or any of our affiliates, or any other form of legal consideration acceptable to the Plan Administrator. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to or repurchase by us in accordance with a vesting schedule to be determined by the Plan Administrator. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement; provided, however, that no restricted stock award may be transferred to any financial institution without prior stockholder approval. Upon a participant's termination of continuous service for any reason, any shares subject to restricted stock awards held by the participant that have not vested as of such termination date may be forfeited to or repurchased by us.

  Restricted Stock Unit Awards

        Restricted stock unit awards may be granted under the 2019 Plan pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any form of legal consideration acceptable to the Plan Administrator. A restricted stock unit award may be settled by the delivery of shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the restricted stock unit award agreement. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the Plan Administrator. Except as otherwise provided in a participant's restricted stock unit award agreement or other written agreement with us or one of our affiliates, restricted stock units that have not vested will be forfeited upon the participant's termination of continuous service for any reason.

  Performance Stock Awards

        A performance stock award is a stock award that is payable (including that may be granted, may vest, or may be exercised) contingent upon the attainment of pre-determined performance goals during a performance period. A performance stock award may require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Plan Administrator. In addition, to the extent permitted by applicable law and the performance stock award agreement, the Plan Administrator may determine that cash may be used in payment of performance stock awards.

  Other Stock Awards

        Other forms of stock awards valued in whole or in part by reference to, or otherwise based on, our common stock may be granted either alone or in addition to other stock awards under the 2019 Plan. Subject to the terms of the 2019 Plan, the Plan Administrator will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock to be granted and all other terms and conditions of such other stock awards.

  Clawback Policy

        Awards granted under the 2019 Plan will be subject to recoupment in accordance with any clawback policy that our Board may adopt in the future, and with any other clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Plan Administrator may impose other clawback, recovery or recoupment provisions in an award agreement, including a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause.

  Changes to Capital Structure

        In the event of certain capitalization adjustments, the Plan Administrator will appropriately adjust: (i) the class(es) and maximum number of securities subject to the 2019 Plan; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs; and (iii) the class(es) and number of securities and price per share of stock subject to outstanding stock awards.

  Corporate Transaction and Change in Control

        In the event of a corporate transaction (as defined in the 2019 Plan and described below) or a change in control (as defined in the 2019 Plan and described below), the Plan Administrator may take one or more of the following actions with respect to stock awards, contingent upon the closing or consummation of the corporate transaction, unless otherwise provided in the instrument evidencing the stock award, in any other written agreement between us or one of our affiliates and the participant or in our director compensation policy, or unless otherwise provided by the Plan Administrator at the time of grant of the stock award. For purposes of this Proposal 4, the term "transaction" will mean such corporate transaction or change in control.

  •
  arrange for the surviving or acquiring corporation (or its parent company) to assume or continue the stock award or to substitute a similar stock award for the stock award (including an award to acquire the same consideration paid to our stockholders pursuant to the transaction);

  •
  arrange for the assignment of any reacquisition or repurchase rights held by us in respect of our common stock issued pursuant to the stock award to the surviving or acquiring corporation (or its parent company);

  •
  accelerate the vesting (and, if applicable, the exercisability) of the stock award to a date prior to the effective time of the transaction as determined by the Plan Administrator (or, if the Plan Administrator does not determine such a date, to the date that is five days prior to the effective date of the transaction), with the stock award terminating if not exercised (if applicable) at or prior to the effective time of the transaction;

  •
  arrange for the lapse of any reacquisition or repurchase rights held by us with respect to the stock award;

  •
  cancel or arrange for the cancellation of the stock award, to the extent not vested or not exercised prior to the effective time of the transaction, in exchange for such cash consideration, if any, as the Plan Administrator may consider appropriate; and

  •
  cancel or arrange for the cancellation of the stock award, to the extent not vested or not exercised prior to the effective time of the corporate transaction, in exchange for a payment, in such form as may be determined by the Plan Administrator equal to the excess, if any, of (i) the value of the property the participant would have received upon the exercise of the stock award immediately prior to the effective time of the transaction, over (ii) any exercise price payable in connection with such exercise, provided that payments may be delayed to the same extent that payment of consideration to the holders of our common stock is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.

        The Plan Administrator is not required to take the same action with respect to all stock awards or portions of stock awards or with respect to all participants. The Plan Administrator may take different actions with respect to the vested and unvested portions of a stock award.

        Outstanding awards under the 2019 Plan and any Prior Plan may be subject to additional acceleration of vesting and exercisability upon or after a change in control as may be provided in the participant's award agreement, in any other written agreement with us or one of our affiliates, or in our director compensation policy, but in the absence of such provision, no such acceleration will occur.

        For purposes of the 2019 Plan, a corporate transaction generally will be deemed to occur in the event of the consummation of: (i) a sale or other disposition of all or substantially all of our consolidated assets; (ii) a sale or other disposition of at least 50% of our outstanding securities; (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation; or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to the transaction are converted or exchanged into other property by virtue of the transaction.

        For purposes of the 2019 Plan, a change in control generally will be deemed to occur in the event: (i) a person, entity or group acquires, directly or indirectly, our securities representing more than 50% of the combined voting power of our then outstanding securities, other than by virtue of a merger, consolidation, or similar transaction; (ii) there is consummated a merger, consolidation, or similar transaction and, immediately after the consummation of such transaction, our stockholders immediately prior thereto do not own, directly or indirectly, more than 50% of the combined outstanding voting power of the surviving entity or the parent of the surviving entity in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction; (iii) there is consummated a sale or other disposition of all or substantially all of our consolidated assets, other than a sale or other disposition to an entity in which more than 50% of the entity's combined voting power is owned by our stockholders in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such sale or other disposition; (iv) our stockholders or our Board approve a plan of complete dissolution or liquidation, or a complete dissolution or liquidation will otherwise occur, except for a liquidation into a parent corporation; or (v) over a period of 12 months or less, a majority of our Board becomes comprised of individuals whose nomination, appointment, or election was not approved by a majority of the Board members or their approved successors.

  Plan Amendments and Termination

        The Board (or a committee of one or more directors delegated by the Board) will have the authority to amend or terminate the 2019 Plan at any time. However, except as otherwise provided in the 2019 Plan or an award agreement, no amendment or termination of the 2019 Plan may materially impair a participant's rights under his or her outstanding awards without the participant's consent.

        We will obtain stockholder approval of any amendment to the 2019 Plan as required by applicable law and listing requirements. No incentive stock options may be granted under the 2019 Plan after the tenth anniversary of the date the 2019 Plan was adopted by the Board.

U.S. Federal Income Tax Consequences

        The following is a summary of the principal United States federal income tax consequences to participants and us with respect to participation in the 2019 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant's tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired the 2019 Plan. The 2019 Plan is not qualified under the provisions of Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.

  Nonstatutory Stock Options

        Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the stock option over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. The participant's tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the participant's capital gain holding period for those shares will begin on that date.

        Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

  Incentive Stock Options

        The 2019 Plan provides for the grant of stock options that are intended to qualify as "incentive stock options," as defined in Section 422 of the Code. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant's tax basis in that share will be long-term capital gain or loss.

        If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

        For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired upon exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the participant's alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

        We are not allowed a tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, subject to the requirement of reasonableness and the provisions of Section 162(m) of the Code, and provided that either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

  Restricted Stock Awards

        Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.

        The recipient's basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

        Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock award.

  Restricted Stock Unit Awards

        Generally, the recipient of a restricted stock unit award structured to comply with the requirements of Section 409A of the Code or an exemption to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. To comply with the requirements of Section 409A of the Code, the stock subject to a restricted stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the restricted stock unit award otherwise complies with or qualifies for an exemption to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

        The recipient's basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock unit award will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

        Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock unit award.

  Stock Appreciation Rights

        Generally, if a stock appreciation right is granted with an exercise price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of our tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

  Section 162(m) Limitations

        Section 162(m) of the Code disallows a deduction to any publicly held corporation and its affiliates for certain compensation paid to "covered employees" in a taxable year to the extent that compensation paid to a covered employee exceeds $1 million. As a result, compensation (including compensation pursuant to awards granted under the 2019 Plan) paid to any of our "covered employees" under Section 162(m) of the Code in excess of $1 million per taxable year generally will not be deductible.

  Approval of French Sub-Plans

        The 2019 Plan provides that the Board has the authority, in its sole discretion, to adopt any local country plans as sub-plans to the 2019 Plan as may be deemed necessary or advisable to comply with local laws or regulations, and to design any award to satisfy specific requirements of obtaining a tax benefit. The French Sub-Plans do not increase the number of shares otherwise available for issuance under the 2019 Plan or modify the group of eligible participants under the 2019 Plan.

        For France, there is a specific income tax and social tax regime of French tax-qualified restricted stock units and French tax-qualified options. Foreign companies, including U.S. companies, have the possibility to grant French-qualified restricted stock units and French-qualified options, which may provide for more favorable income tax and social tax treatment for both French employers and their employees than the current non-qualified restricted stock unit awards granted under the Prior Plans.

        In this context, the French Sub-Plans, attached to the 2019 Plan as Appendix I and Appendix II, are designed to permit the grant of French-qualified restricted stock units and French-qualified options. In addition to the approval of the Board or the Compensation Committee, French law requires that the French Sub-Plans must be authorized by stockholders at a meeting in order to realize potential tax benefits to employers and employees in France. Stockholder approval of the 2019 Plan, including the French Sub-Plans, is being requested, in part, in order to enable the Board or the Compensation Committee to grant French-qualified restricted stock units and French-qualified options under French law. The Board or Compensation Committee will not, however, be obligated to grant French-qualified restricted stock units or French-qualified options and may choose, at its discretion, to grant restricted stock units or options that are not considered French-qualified.

 New Plan Benefits under 2019 Plan

2019 Equity Incentive Plan
Name and position	Dollar value		Number of shares
Julia C. Owens, Ph.D.		(1)		(1)
Chief Executive Officer and Director
Louis Arcudi III		(1)		(1)
Chief Financial Officer
Pharis Mohideen, M.D.		(1)		(1)
Chief Medical Officer
Jeffery M. Brinza, J.D.		(1)		(1)
Chief Administrative Officer and General Counsel
All current executive officers as a group		(1)		(1)
All current directors who are not executive officers as a group		(2)		(2)
All employees, including all current officers who are not executive officers, as a group		(1)		(1)

(1)
Awards granted under the 2019 Plan to our executive officers and other employees are discretionary and are not subject to set benefits or amounts under the terms of the 2019 Plan, and our Board and our Compensation Committee have not granted any awards under the 2019 Plan subject to stockholder approval of this Proposal 4. Accordingly, the benefits or amounts that will be received by or allocated to our executive officers and other employees under the 2019 Plan, as well as the benefits or amounts which would have been received by or allocated to our executive officers and other employees for fiscal year 2018 if the 2019 Plan had been in effect, are not determinable.

(2)
Any non-employee director who is first elected to the Board will be granted an option to purchase 24,000 shares of our common stock on the date of his or her initial election to the Board. In addition, on the date of each annual meeting, each person who continues to serve as a non-employee member of the Board following such annual meeting will be granted an option to purchase 12,000 shares of our common stock. All option grants will have an exercise price per share equal to the fair market value of our common stock on the date of grant. Each initial grant for a non-employee director will vest over a one year period, and each annual grant for a non-employee director will vest over a one year period, in each case subject to the director's continuing service on our Board. After the date of the annual meeting, any such awards will be granted under the 2019 Plan if this Proposal 4 is approved by our stockholders. For additional information regarding our compensation policy for non-employee directors, see the "Director Compensation" section below.

  Vote Required

        The affirmative vote of stockholders present in person or represented by proxy at the Annual Meeting representing a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting, entitled to vote and voting on the proposal is required to approve this Proposal 4. Abstentions and broker non-votes are not taken into account in determining the outcome of this vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 4.

PROPOSAL 5
APPROVAL OF THE 2019 EMPLOYEE STOCK PURCHASE PLAN

        The Board is requesting stockholder approval of the Millendo Therapeutics, Inc. 2019 Employee Stock Purchase Plan (the "ESPP"). The ESPP was approved by the Board on April 29, 2019, subject to approval by our stockholders.

Why We Are Asking Our Stockholders to Approve the ESPP

        Approval of the ESPP will allow us to provide our employees with the opportunity to acquire an ownership interest in Millendo through their participation in the ESPP, thereby encouraging them to remain in our service and more closely aligning their interests with those of our stockholders.

        If this Proposal 5 is approved by our stockholders, the maximum number of shares of our common stock that may be issued under the ESPP will be 133,580 shares. We do not maintain any other employee stock purchase plans. As of the Record Date, a total of 13,357,999 shares of our common stock were outstanding. The ESPP share reserve represents approximately 1% of the total number of shares of our common stock outstanding as of the Record Date.

        If this Proposal 5 is approved by our stockholders, the ESPP will become effective as of the date of the 2019 Annual Meeting. In the event that our stockholders do not approve this Proposal 5, the ESPP will not become effective.

Description of the 2019 Employee Stock Purchase Plan

        The material features of the ESPP are described below. The following description of the ESPP is a summary only and is qualified in its entirety by reference to the complete text of the ESPP. Stockholders are urged to read the actual text of the ESPP in its entirety, which is attached hereto as Appendix B.

  Purpose

        The purpose of the ESPP is to provide a means by which our employees may be given an opportunity to purchase shares of our common stock, to assist us in retaining the services of our employees, to secure and retain the services of new employees and to provide incentives for such persons to exert maximum efforts for our success. The ESPP includes two components. One component is designed to allow eligible U.S. employees to purchase our common stock in a manner that may qualify for favorable tax treatment under Section 423 of the Code. In addition, purchase rights may be granted under a component that does not qualify for such favorable tax treatment when necessary or appropriate to permit participation by eligible employees who are foreign nationals or employed outside of the U.S.

  Administration

        The Board of Directors has the power to administer the ESPP and may also delegate administration of the ESPP to a committee comprised of one or more members of the Board of Directors. The Board of Directors has delegated administration of the ESPP to the Compensation Committee, but retains concurrent authority to administer the ESPP. The Board of Directors and the Compensation Committee are each considered to be a Plan Administrator for purposes of this Proposal 5. The Plan Administrator has the final power to construe and interpret both the ESPP and the rights granted under it. The Plan Administrator has the power, subject to the provisions of the ESPP, to determine when and how rights to purchase our common stock will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of any of our parent or subsidiary companies will be eligible to participate in the ESPP.

  Stock Subject to ESPP

        Subject to adjustment for certain changes in our capitalization, the maximum number of shares of our common stock that may be issued under the ESPP is 133,580 shares, plus the number of shares of our common stock that are automatically added on January 1st of each year for a period of up to ten years, commencing on the first January 1 following the effective date of the ESPP and ending on (and including) January 1, 2029, in an amount equal to the lesser of (i) 1% of the total number of shares of our common stock outstanding on December 31st of the preceding calendar year, and (ii) 133,580 shares of common stock. Notwithstanding the foregoing, the Board of Directors may act prior to the first day of any calendar year to provide that there will be no January 1st increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year will be a lesser number of shares of our common stock than would otherwise occur pursuant to the preceding sentence. If any rights granted under the ESPP terminate without being exercised in full, the shares of common stock not purchased under such rights again become available for issuance under the ESPP. The shares of common stock issuable under the ESPP will be shares of authorized but unissued or reacquired common stock, including shares repurchased by us on the open market.

  Offerings

        The ESPP will be implemented by offerings of rights to purchase our common stock to all eligible employees. The Plan Administrator will determine the duration of each offering period, provided that in no event may an offering period exceed 27 months. The Plan Administrator may establish separate offerings which vary in terms (although not inconsistent with the provisions of the ESPP or the requirements of applicable laws). Each offering period will have one or more purchase dates, as determined by the Plan Administrator prior to the commencement of the offering period. The Plan Administrator has the authority to alter the terms of an offering prior to the commencement of the offering period, including the duration of subsequent offering periods. When an eligible employee elects to join an offering period, he or she is granted a right to purchase shares of our common stock on each purchase date within the offering period. On the purchase date, all contributions collected from the participant are automatically applied to the purchase of our common stock, subject to certain limitations (which are described further below under "Eligibility").

        The Plan Administrator has the discretion to structure an offering so that if the fair market value of our common stock on the first trading day of a new purchase period within the offering period is less than or equal to the fair market value of our common stock on the first day of the offering period, then that offering will terminate immediately as of that first trading day, and the participants in such terminated offering will be automatically enrolled in a new offering beginning on the first trading day of such new purchase period.

  Eligibility—Broad-Based Participation

        Any individual who is employed by us (or by any of our parent or subsidiary companies if such company is designated by the Plan Administrator as eligible to participate in the ESPP) may participate in offerings under the ESPP, provided such individual has been employed by us (or our parent or subsidiary, if applicable) for such continuous period preceding the first day of the offering period as the Plan Administrator may require, but in no event may the required period of continuous employment be equal to or greater than two years. In addition, the Plan Administrator may provide that an employee will not be eligible to be granted purchase rights under the ESPP unless such employee is customarily employed for more than 20 hours per week and five months per calendar year. The Plan Administrator may also provide in any offering that certain of our employees who are "highly compensated" as defined in the Code are not eligible to participate in the ESPP.

        No employee will be eligible to participate in the ESPP if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of our stock or of any of our parent or subsidiary companies, including any stock which such employee may purchase under all outstanding purchase rights and options. In addition, no employee may purchase more than $25,000 worth of our common stock (determined based on the fair market value of the shares at the time such rights are granted) under all our employee stock purchase plans and any employee stock purchase plans of our parent or subsidiary companies for each calendar year during which such rights are outstanding.

        As of March 31, 2019, we had 34 employees.

  Participation in the ESPP; Limits on Employee Contributions

        An eligible employee may enroll in the ESPP by delivering to us, prior to the date selected by the Plan Administrator as the beginning of an offering period, an agreement authorizing contributions which may not exceed the maximum amount specified by the Plan Administrator, but in any case which may not exceed 15% of such employee's earnings during the offering period. Each participant will be granted a separate purchase right for each offering in which he or she participates. Unless an employee's participation is discontinued, his or her purchase right will be exercised automatically at the end of each purchase period at the applicable purchase price.

  Purchase Price

        The purchase price per share at which shares of our common stock are sold on each purchase date during an offering period will not be less than the lower of (i) 85% of the fair market value of a share of our common stock on the first day of the offering period or (ii) 85% of the fair market value of a share of our common stock on the purchase date. As of the Record Date, the closing price of our common stock as reported on the Nasdaq Capital Market was $16.00 per share. The ESPP does not provide for Company matching contributions.

  Payment of Purchase Price; Payroll Deductions

        The purchase of shares during an offering period generally will be funded by a participant's payroll deductions accumulated during the offering period. A participant may change his or her rate of contributions, as determined by the Plan Administrator in the offering. All contributions made for a participant are credited to his or her account under the ESPP and deposited with our general funds.

  Purchase Limits

        In connection with each offering made under the ESPP, the Plan Administrator may specify (i) a maximum number of shares of our common stock that may be purchased by any participant on any purchase date pursuant to such offering, which, in any case, may not exceed the number of shares that may be purchased under the ESPP with 15% of such employee's earnings during the offering period, (ii) a maximum aggregate number of shares of our common stock that may be purchased by all participants pursuant to such offering, and/or (iii) a maximum aggregate number of shares of our common stock that may be purchased by all participants on any purchase date pursuant to such offering. If the aggregate purchase of shares of our common stock issuable upon exercise of purchase rights granted under such offering would exceed any such maximum aggregate number, then the Plan Administrator will make a pro rata allocation of available shares in a uniform and equitable manner.

  Withdrawal

        Participants may withdraw from a given offering by delivering a withdrawal form to us and terminating their contributions. Such withdrawal may be elected at any time prior to the end of an offering, except as otherwise provided by the Plan Administrator. Upon such withdrawal, we will distribute to the employee his or her accumulated but unused contributions without interest, and such employee's right to participate in that offering will terminate. However, an employee's withdrawal from an offering does not affect such employee's eligibility to participate in subsequent offerings under the ESPP.

  Termination of Employment

        A participant's rights under any offering under the ESPP will terminate immediately if the participant either (i) is no longer employed by us or any of our parent or subsidiary companies (subject to any post-employment participation period required by law) or (ii) is otherwise no longer eligible to participate. In such event, we will distribute to the participant his or her accumulated but unused contributions without interest.

  Restrictions on Transfer

        Rights granted under the ESPP are not transferable except by will, by the laws of descent and distribution, or if permitted by us, by a beneficiary designation. During a participant's lifetime, such rights may only be exercised by the participant.

  Changes in Capitalization

        In the event of certain changes in our capitalization, the Plan Administrator will appropriately adjust: (i) the class(es) and maximum number of securities subject to the ESPP; (ii) the class(es) and number of securities subject to, and the purchase price applicable to outstanding purchase rights; and (iii) the class(es) and number of securities that are the subject of any purchase limits under each ongoing offering.

  Effect of Certain Corporate Transactions

        In the event of a corporate transaction (as defined in the ESPP and described below), (i) any surviving or acquiring corporation (or its parent company) may assume or continue outstanding purchase rights granted under the ESPP or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the corporate transaction) for such outstanding purchase rights, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such outstanding purchase rights or does not substitute similar rights for such outstanding purchase rights, then the participants' accumulated contributions will be used to purchase shares of our common stock within ten business days prior to the corporate transaction under such purchase rights, and such purchase rights will terminate immediately after such purchase.

        For purposes of the ESPP, a corporate transaction generally will be deemed to occur in the event of the consummation of: (i) a sale or other disposition of all or substantially all of our consolidated assets; (ii) a sale or other disposition of at least 50% of our outstanding securities; (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation; or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of such transaction.

  Duration, Amendment and Termination

        The Plan Administrator may amend or terminate the ESPP at any time. However, except in regard to certain capitalization adjustments, any such amendment must be approved by our stockholders if such approval is required by applicable law or listing requirements.

        Any outstanding purchase rights granted before an amendment or termination of the ESPP will not be materially impaired by any such amendment or termination, except (i) with the consent of the employee to whom such purchase rights were granted, (ii) as necessary to comply with applicable laws, listing requirements or governmental regulations (including Section 423 of the Code), or (iii) as necessary to obtain or maintain favorable tax, listing or regulatory treatment.

        Notwithstanding anything in the ESPP or any offering to the contrary, the Plan Administrator will be entitled to: (i) establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, if applicable; (ii) permit contributions in excess of the amount designated by a participant and/or via a cash or check payment in lieu of payroll deductions to adjust for mistakes in Millendo's processing of properly completed contribution elections, (iii) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of common stock for each participant properly correspond with that participant's contributions, (iv) amend any outstanding purchase rights or clarify any ambiguities regarding the terms of any offering or purchase period to enable the purchase rights to qualify under and/or comply with Section 423 of the Code, and (v) establish other limitations or procedures as the Plan Administrator determines in its sole discretion advisable that are consistent with the ESPP and to correct for mistakes in Millendo's processing of properly completed contribution elections; provided in each case that such actions qualify under and/or comply with Section 423 of the Code. Any such actions by the Plan Administrator will not be considered to alter or impair any purchase rights granted under an offering as they are part of the initial terms of each offering and the purchase rights granted under each offering.

U.S. Federal Income Tax Consequences

        The following is a summary of the principal United States federal income taxation consequences to participants and us with respect to participation in the ESPP. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant's tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of a purchase right or the sale or other disposition of common stock acquired under the ESPP. The ESPP is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

        Rights granted under the ESPP to our U.S. employees are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under the provisions of Section 423 of the Code.

        A participant will be taxed on amounts withheld for the purchase of shares of our common stock as if such amounts were actually received. Otherwise, no income will be taxable to a participant as a result of the granting or exercise of a purchase right until a sale or other disposition of the acquired shares. The taxation upon such sale or other disposition will depend upon the holding period of the acquired shares.

        If the shares are sold or otherwise disposed of more than two years after the beginning of the offering period and more than one year after the shares are transferred to the participant, then the lesser of the following will be treated as ordinary income: (i) the excess of the fair market value of the shares at the time of such sale or other disposition over the purchase price; or (ii) the excess of the fair market value of the shares as of the beginning of the offering period over the purchase price (determined as of the beginning of the offering period). Any further gain or any loss will be taxed as a long-term capital gain or loss.

        If the shares are sold or otherwise disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income at the time of such sale or other disposition. The balance of any gain will be treated as capital gain. Even if the shares are later sold or otherwise disposed of for less than their fair market value on the purchase date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the shares on such purchase date. Any capital gain or loss will be short-term or long-term, depending on how long the shares have been held.

        There are no federal income tax consequences to us by reason of the grant or exercise of rights under the ESPP. We are entitled to a deduction to the extent amounts are taxed as ordinary income to a participant for shares sold or otherwise disposed of before the expiration of the holding periods described above (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

New Plan Benefits

        Participation in the ESPP is voluntary and each eligible employee will make his or her own decision regarding whether and to what extent to participate in the ESPP. In addition, the Board of Directors and the Compensation Committee have not granted any purchase rights under the ESPP that are subject to stockholder approval of this Proposal 5. Accordingly, the benefits or amounts that will be received by or allocated to our executive officers and other employees under the ESPP, as well as the benefits or amounts which would have been received by or allocated to our executive officers and other employees for fiscal year 2018 if the ESPP had been in effect, are not determinable. Our non-employee directors will not be eligible to participate in the ESPP.

Vote Required

        The affirmative vote of stockholders present in person or represented by proxy at the Annual Meeting representing a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting, entitled to vote and voting on the proposal is required to approve this Proposal 5. Abstentions and broker non-votes are not taken into account in determining the outcome of this vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 5.

EXECUTIVE OFFICERS

        The following table sets forth information concerning our executive officers as of the date of this proxy statement.

Name	Title
Julia C. Owens, Ph.D.	Director, President and Chief Executive Officer
Pharis Mohideen, M.D.	Chief Medical Officer
Jeffery M. Brinza, J.D.	Secretary, Chief Administrative Officer and General Counsel
Louis J. Arcudi III	Chief Financial Officer

        Julia C. Owens Ph.D. Biographical information for Dr. Owens is included above with the director biographies under the caption "Nominees for Election as a Class I Director for a Three-Year Term Expiring at the 2022 Annual Meeting of Stockholders."

        Pharis Mohideen, M.D., age 54, served as our Chief Medical Officer of Private Millendo from October 2014 until the closing of the Merger, at which point he was appointed to serve as our Chief Medical Officer. Prior to that, from 2012 to October 2014, Dr. Mohideen served as the Vice President of Clinical Development at Shionogi Inc., a pharmaceutical company. From 2008 to 2012, Dr. Mohideen served as an Executive Director of Novartis Oncology, a business unit of Novartis International AG, a pharmaceutical company (NYSE: NVS), and from 2006 to 2008, served as a Senior Director of Novartis International AG. Dr. Mohideen received a B.A. in Biology from the University of Hawaii, an M.S. in Clinical Investigation from Vanderbilt University, an M.D. from the University of Hawaii and an M.S. in Human Physiology from the University of Hawaii.

        Jeffery M. Brinza, age 58, served as the Chief Administrative Officer and General Counsel of Private Millendo from August 2015 until the closing of the Merger, at which point he was appointed to serve as our Chief Administrative Officer and General Counsel. In March 2019, Mr. Brinza notified us that he would be retiring on or about the end of August 2019 and has agreed to serve as a consultant for us after his retirement. From 2009 to August 2015, Mr. Brinza served as the General Counsel, Secretary and Chief Compliance Officer at RGIS LLC, an inventory service provider. From 2005 to 2009, Mr. Brinza served as the General Counsel at QuatRx Pharmaceuticals Co., a biopharmaceutical company. Earlier, Mr. Brinza served in various legal positions at Parke-Davis, the pharmaceutical division of Warner-Lambert, including as Assistant General Counsel, Research and Development. Mr. Brinza received a joint B.A. in Computer and Communications Sciences and Economics from the University of Michigan and a J.D. from the University of Michigan Law School.

        Louis J. Arcudi III, age 58, served as the Chief Financial Officer of Private Millendo from November 2018 until the closing of the Merger, at which point he was appointed to serve as our Chief Financial Officer. Mr. Arcudi brings us more than 20 years of financial and operational experience. From December 2007 through October 2018, he served as Senior Vice President of Operations and Chief Financial Officer at Idera Pharmaceuticals. Prior to Idera, from June 2002 to December 2007, he served as Vice President of Finance and Administration for Peptimmune, Inc. where he handled all financial business and operations. Mr. Arcudi obtained an MBA from Bryant College and a B.S. in accounting and information systems from the University of Southern New Hampshire.

 SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of our common stock as of March 1, 2019 by:

  •
  each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock;

  •
  each of our named executive officers;

  •
  each of our directors and each nominee for director; and

  •
  all of our current executive officers and directors as a group.

        We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, these rules require that we include shares of common stock issuable pursuant to the vesting of restricted stock units and the exercise of stock options and warrants that are either immediately exercisable or exercisable within 60 days of March 1, 2019. These shares are deemed to be outstanding and beneficially owned by the person holding those restricted stock units, options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

        Except as otherwise noted below, the address for persons listed in the table is c/o Millendo Therapeutics, Inc., 301 North Main Street, Suite 100, Ann Arbor, Michigan 48104.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned (%)
5% or greater stockholders:
Entities affiliated with New Enterprise Associates(1)	1,766,779	13.2
c/o New Enterprise Associates, Inc. 1954 Greenspring Drive, Suite 600 Timonium, MD 21093
Frazier Healthcare VI, L.P.(2)	1,396,615	10.5
601 Union, Two Union Square, Suite 3200 Seattle, WA 98101
Great Point Partners, LLC(3)	1,288,093	9.6
165 Mason Street, 3rd Floor Greenwich, CT 06830
Fonds InnoBio FPCI(4)	1,078,670	8.1
27-31 Avenue du Général Leclerc 94700 Maisons-Alfort, France Attention: Bpifrance Investissement
Roche Finance Ltd(5)	755,847	5.7
Grenzacherstrasse 122 4070 Basel, Switzerland
SHAM Innovation Sante SAS	678,532	5.1
18, Rue Edouard ROCHET 69008 Lyon, France
Otonnale SAS	665,366	5.0
15, chemin du Saquin Espace européen Bât G 69130 Ecully, France
Named executive officers and directors:
Julia C. Owens, Ph.D.(6)	286,180	2.1
Pharis Mohideen, M.D.(7)	64,184	*
Jeffery M. Brinza, J.D.(8)	49,609	*
Randall W. Whitcomb, M.D.(9)	37,222	*
Carol G. Gallagher, Pharm.D.(10)	31,933	*
James M. Hindman(11)	12,402	*
Mary Lynne Hedley, Ph.D.(12)	10,020	*
John Howe, III, M.D.(13)	3,776	*
Carole L. Nuechterlein, J.D.	—	*
Habib J. Dable	—	*
All current executive officers and directors as a group (11 persons)(14)	495,326	3.7

*
Represents beneficial ownership of less than 1% of our outstanding common stock.

(1)
Includes (i) 302 shares held by NEA Ventures 2015, L.P. ("NEA Ventures") and (ii) 1,766,407 shares held by New Enterprise Associates 15, L.P. ("NEA 15"). The shares directly held by NEA 15 are indirectly held by each of (a) NEA Partners 15, L.P. ("NEA Partners 15"), the sole general partner of NEA 15, (b) NEA 15 GP, LLC ("NEA 15 LLC"), the sole general partner of NEA Partners 15 and (c) each of the individual Managers of NEA 15 LLC. The individual managers of NEA 15 LLC (collectively, the "NEA 15 Managers") are Peter J. Barris, Forest Baskett, Anthony A. Florence, Jr., Joshua Makower, David M. Mott, Scott D. Sandell, Peter Sonsini and Mohamad Makhzoumi. The shares directly held by NEA Ventures are indirectly held by Karen P. Welsh, the general partner of NEA Ventures. NEA 15, NEA Partners 15,

  NEA 15 LLC and the NEA 15 Managers share voting and dispositive power with regard to the shares held by NEA 15. Karen P. Welsh, the general partner of NEA Ventures, shares voting and dispositive power with regard to the shares held by NEA Ventures. Dr. Gallagher, a member of our Board, has no voting or dispositive power with regard to any shares held by NEA 15 or NEA Ventures.

(2)
Represents shares of our common stock held by Frazier Healthcare VI, L.P. ("FHVI"). James Topper, Alan Frazier, Nader Naini, Nathan Every and Patrick Heron are the managing members of FHM VI, LLC, which is the general partner of FHM VI, LP, which is the general partner of FHVI. These individuals share voting and dispositive power over the shares held by FHVI.

(3)
Based solely on a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2019.

(4)
The general partner of Fonds InnoBio FPCI ("InnoBio") is Bpifrance Investissement, a French simplified joint-stock company (société par actions simplifiée). InnoBio has the sole voting and investment power with respect to such shares.

(5)
Roche Finance Ltd is a wholly owned subsidiary of Roche Holding Ltd, a publicly held corporation, and has sole voting and investment power with respect to such shares.

(6)
Includes 211,780 shares issuable pursuant to stock options exercisable within 60 days of March 1, 2019.

(7)
Includes 56,744 shares issuable pursuant to stock options exercisable within 60 days of March 1, 2019.

(8)
Represents 49,609 shares issuable pursuant to stock options exercisable within 60 days of March 1, 2019.

(9)
Includes 21,438 shares issuable pursuant to stock options exercisable within 60 days of March 1, 2019.

(10)
Includes (i) 23,684 shares held by the Gallagher Revocable Trust and (ii) 8,249 shares held by Dr. Gallagher.

(11)
Represents 12,402 shares issuable pursuant to stock options exercisable within 60 days of March 1, 2019.

(12)
Represents 10,020 shares issuable pursuant to stock options exercisable within 60 days of March 1, 2019.

(13)
Represents 3,776 shares issuable pursuant to stock options exercisable within 60 days of March 1, 2019.

(14)
Includes 365,769 shares issuable pursuant to stock options exercisable within 60 days of March 1, 2019.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

        To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2018, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

 EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth information regarding compensation earned with respect to the years ended December 31, 2018 and 2017 by our named executive officers, which include our principal executive officer and the next two most highly compensated executive officers in 2018 as well as two former executive officers of OvaScience.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)		Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)		Total ($)
Julia C. Owens	2018	432,600	50,000		1,753,828	179,529	8,250	(4)	2,424,207
Chief Executive Officer(5)	2017	420,000	83,160		—	84,840	8,100	(4)	596,100
Pharis Mohideen	2018	367,602	—		410,470	106,788	35,021	(4)	919,881
Chief Medical Officer(5)	2017	356,895	49,466		—	50,465	25,064	(4)	481,890
Jeffery M. Brinza	2018	308,117	16,000		447,786	89,508	8,250	(4)	869,661
Chief Administrative Officer and General Counsel(5)
Christopher Kroeger, M.D., M.B.A	2018	513,836	330,000		403,733	—	810,594	(6)	2,058,163
Former Chief Executive Officer(10)(11)	2017	292,127	131,457		1,990,080	—	16,424	(8)	2,430,088
Jonathan Gillis, C.P.A.	2018	252,247	94,500		104,253	—	203,783	(7)	654,783
Former Senior Vice President, Finance(10)(12)	2017	229,008	187,500	(9)	51,493	—	8,977	(8)	476,978

(1)
Amounts reflect discretionary bonuses for all named executive officers.

(2)
In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted during the applicable year computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 for stock-based compensation transactions, or ASC 718. Assumptions used in the calculation of these amounts are included in Note 2 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. These amounts do not reflect the actual economic value that may be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.

(3)
See "—Employment arrangements—2017 Bonus Opportunity" and "—Employment arrangements—2018 Bonus Opportunity" below for a description of the material terms of the programs pursuant to which this compensation to Millendo's named executive officers was awarded.

(4)
Amounts reflect the taxable commuting benefits provided to Dr. Mohideen in 2017 and 2018 inclusive of the tax gross-up paid in connection therewith. Amounts also reflect $8,100 and $8,250 in matching 401(k) plan contributions provided to each of Millendo's named executive officers in 2017 and 2018, respectively.

(5)
Each of Drs. Owens and Mohideen and Mr. Brinza commenced service with us on December 7, 2018 upon the closing of the Merger. Amounts disclosed for such officers include amounts paid for service with Private Millendo.

(6)
This amount reflects a severance payment, a transaction bonus, life insurance premiums, accidental death and dismemberment premiums, short term disability and long term disability premiums and OvaScience company matches under OvaScience's 401(k) plan, in the amounts of $550,000, $248,479, $32, $6, $1,786, $301 and $9,990, respectively.

(7)
This amount reflects a severance payment, a transaction bonus, life insurance premiums, accidental death and dismemberment premiums, short term disability and long term disability premiums and OvaScience company matches under OvaScience's 401(k) plan, in the amounts of $135,000, $62,120, $32, $6, $1,786, $301 and $4,538, respectively.

(8)
This amount reflects the value of life insurance, accidental death and dismemberment, short term disability and long term disability premiums and OvaScience company matches under OvaScience's 401(k) plan.

(9)
This amount reflects Mr. Gillis' 2017 annual bonus of $87,500 paid under the OvaScience 2017 annual bonus program and $100,000 paid as a retention bonus pursuant to Mr. Gillis' amended employment agreement.

(10)
Based on information provided to us by OvaScience in connection with the closing of the Merger.

(11)
Dr. Kroeger's employment with OvaScience as Chief Executive Officer Elect commenced on June 21, 2017, and he became OvaScience's Chief Executive Officer on September 1, 2017. Dr. Kroeger resigned as Chief Executive Officer of OvaScience upon the closing of the Merger.

(12)
Mr. Gillis's employment with OvaScience as Senior Vice President, Finance and as OvaScience's Principal Financial Officer commenced on June 21, 2017. Mr. Gillis resigned as Senior Vice President, Finance of OvaScience upon the closing of the Merger.

Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth certain information about outstanding equity awards granted to our named executive officers that remained outstanding as of December 31, 2018, after giving effect to the reverse stock split and exchange ratio effected in connection with the Merger.

	Option Awards(1)
Name and Principal Position	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Julia C. Owens	8/30/2012		60,179	—	1.08	8/28/2022
Chief Executive Officer	1/28/2016		151,600	—	4.44	1/27/2026
	8/24/2018	(2)	—	174,839	16.40	8/23/2028
Pharis Mohideen	12/5/2014		19,258	—	2.69	12/4/2024
Chief Medical Officer	1/28/2016		37,485	—	4.44	1/27/2026
	8/24/2018	(2)	—	40,919	16.40	8/23/2028
Jeffery M. Brinza	1/28/2016		49,609	—	4.44	1/27/2026
Chief Administrative Officer and General Counsel	8/24/2018	(2)	—	44,639	16.40	8/23/2028
Christopher Kroeger, M.D., M.B.A	6/21/2017	(3)	71,324	—	21.90	12/7/2021
Former Chief Executive Officer	6/21/2017	(3)	23,774	—	21.90	3/7/2019
	6/21/2017	(3)	23,774	—	21.90	3/7/2019
	5/10/2018		47,666	—	13.98	12/7/2021
Jonathan Gillis, C.P.A.	9/10/2013		375	—	214.05	12/7/2019
Former Senior Vice President, Finance	3/5/2014		500	—	151.35	12/7/2019
	3/3/2015		500	—	631.50	12/7/2019
	3/3/2016		266	—	104.40	12/7/2019
	1/5/2017		66	—	24.60	12/7/2019
	3/2/2017		1,000	—	22.35	12/7/2019
	7/21/2017		2,000	—	21.90	12/7/2019
	2/8/2018		8,576	—	13.95	12/7/2019
	5/10/2018		5,000	—	13.98	12/7/2019

(1)
Unless otherwise noted, all of the option awards listed in the table above were granted under the Millendo Therapeutics 2012 Stock Plan other than options granted to Dr. Kroeger in 2018 and to Mr. Gillis in 2017 and 2018 which were granted under the OvaScience, Inc. 2012 Stock Incentive Plan.

(2)
The shares of common stock underlying this option vest and become exercisable over a four year period, with 25% of the option vesting on August 20, 2019 and the remaining shares underlying the option vesting in equal monthly installments over 36 months thereafter, subject to the recipient's continued service through each vesting date.

(3)
Represents a stock option award granted to the executive at the time of commencing employment with OvaScience.

        See "—Potential Payments upon Termination or Change of Control" for a description of vesting acceleration applicable to stock options held by our named executive officers.

        We may in the future, on an annual basis or otherwise, grant additional equity awards to our executive officers pursuant to the Millendo Therapeutics, Inc. 2012 Stock Plan and the OvaScience, Inc. 2012 Stock Incentive Plan.

Employment Arrangements

        The initial terms and conditions of employment for each of our named executive officers are set forth in employment agreements or employee offer letters. Each of our named executive officers is an at-will employee and may be terminated at any time. The following table sets forth the current base salaries and fiscal year 2019 bonus targets for our named executive officers:

Named Executive Officer	Fiscal Year 2019 Salary ($)	Fiscal Year 2019 Bonus Target ($)
Julia C. Owens, Ph.D.	$478,900	$239,450
Pharis Mohideen, M.D.	$388,800	$155,520
Jeffery M. Brinza, J.D.	$346,300	$138,520

        Below is a written description of our employment arrangements with our named executive officers.

        Julia C. Owens, Ph.D.    We entered into an employment agreement with Dr. Owens in July 2012 setting forth the terms of her employment. Dr. Owens was entitled to an initial annual base salary of $300,000, which has been subsequently increased, most recently as of January 1, 2019, to $478,900. In connection with her employment, Dr. Owens was granted a stock option to purchase 1,108,867 shares of our common stock (and, following the Merger, the outstanding 808,867 options converted into options to purchase an aggregate of 60,179 shares of our common stock) in August 2012, under which 25% of the shares underlying the option would vest after 12 months of employment, and the remaining shares underlying the option would vest in equal monthly installments over 36 months following July 25, 2013, subject to Dr. Owens' continued service, all shares of which were fully vested as of July 25, 2016. Dr. Owens was granted a stock option to purchase 2,037,648 shares of our common stock (which, following the Merger, converted into options to purchase an aggregate of 151,600 shares of our common stock) in January 2016, and a stock option to purchase 2,350,000 shares of our common stock (which, following the Merger, converted into options to purchase an aggregate of 174,839 shares of our common stock) in August 2018. Both of these options will vest and become exercisable as follows: 25% of the option will vest and become exercisable on the one-year anniversary of the applicable vesting commencement date, and the remaining shares underlying the option will vest in equal monthly installments over 36 months thereafter, subject to Dr. Owens' continued service. Dr. Owens' 2016 option grant also included a right to early exercise before the option is fully vested, subject to our right to repurchase unvested shares at a price equal to the lesser of the exercise price or the fair market value of such unvested shares. Dr. Owens is also eligible to receive an annual performance bonus with a target bonus of $239,450 for 2019, less applicable withholdings, with any such bonus to be determined at the sole discretion of our Board. Dr. Owens' employment agreement also provides for certain severance benefits, the terms of which are described below under "—Potential payments upon termination or change of control."

        Pharis Mohideen, M.D.    We entered into an offer letter with Dr. Mohideen in October 2014 setting forth the terms of his employment. Dr. Mohideen was entitled to an initial annual base salary of $330,000, which has been subsequently increased, most recently as of January 1, 2019, to $388,800. Pursuant to the agreement, Dr. Mohideen was granted a stock option to purchase 358,845 shares of our common stock (and, following the Merger, the outstanding 258,845 options converted into options to purchase an aggregate of 19,258 shares of our common stock) in December 2014, under which 25% of the shares underlying the option would vest after 12 months of employment, and the remaining shares underlying the option would vest in equal monthly installments over 36 months following October 27, 2015, subject to Dr. Mohideen's continued service, all shares of which were fully vested as of October 27, 2018. Dr. Mohideen was granted a stock option to purchase 503,847 shares of our common stock (which, following the Merger, converted into options to purchase an aggregate of 37,485 shares of our common stock) in January 2016, and a stock option to purchase 550,000 shares of our common stock (which, following the Merger, converted into options to purchase an aggregate of 40,919 shares of our common stock) in August 2018. Both of these options will vest and become exercisable as follows: 25% of the option will vest and become exercisable on the one-year anniversary of the applicable vesting commencement date, and the remaining shares underlying the option will vest in equal monthly installments over 36 months thereafter, subject to Dr. Mohideen's continued service. Dr. Mohideen's 2016 option grant also included a right to early exercise before the option is fully vested, subject to our right to repurchase unvested shares at a price equal to the lesser of the exercise price or the fair market value of such unvested shares. Dr. Mohideen is also eligible to receive an annual performance bonus with a target bonus of $155,520 for 2019, less applicable withholdings, with any such bonus to be determined at the sole discretion of our Board. Dr. Mohideen's offer letter also provides for certain severance benefits, the terms of which are described below under "—Potential payments upon termination or change of control."

Offer Letters with Our Named Executive Officers

        Jeffery M. Brinza, J.D.    We entered into an offer letter with Mr. Brinza in July 2015 setting forth the terms of his employment. Mr. Brinza was entitled to an initial annual base salary of $255,000, which has been subsequently increased, most recently as of January 1, 2019, to $346,300. Pursuant to the agreement and as subsequently determined by our Board, Mr. Brinza was granted a stock option to purchase 666,800 shares of our common stock (which, following the Merger, converted into options to purchase an aggregate of 49,609 shares of our common stock) in January 2016. Mr. Brinza was granted a stock option to purchase 600,000 shares of our common stock (which, following the Merger, converted into options to purchase an aggregate of 44,639 shares of our common stock) in August 2018. Both of these options will vest and become exercisable as follows: 25% of the option will vest and become exercisable on the one-year anniversary of the applicable vesting commencement date, and the remaining shares underlying the option will vest in equal monthly installments over 36 months thereafter, subject to Mr. Brinza's continued service. Mr. Brinza's 2016 option grant also included a right to early exercise before the option is fully vested, subject to our right to repurchase unvested shares at a price equal to the lesser of the exercise price or the fair market value of such unvested shares. Mr. Brinza is also eligible to receive an annual performance bonus, with a target bonus of $138,520 for 2019, less applicable withholdings, with any such bonus to be determined at the sole discretion of our Board.

2017 Bonus Opportunity

        Drs. Owens and Mohideen, and each of our other executive officers, were eligible to receive a bonus in 2017. Bonuses were measured as of December 31, 2017 and paid in the first quarter of 2018. The bonus opportunity was designed to motivate and reward executives for the attainment of company-wide performance goals. The 2017 performance targets were set as a percentage of the individual's base salary for 2017 as follows: (1) Dr. Owens was set at 50% and (2) Dr. Mohideen was set at 35%. Payment of 100% of the target bonus amount was subject to the achievement of company objectives determined by our Board. For 2017, Drs. Owens and Mohideen received $83,160 and $49,466, respectively.

2018 Bonus Opportunity

        Drs. Owens and Mohideen and Mr. Brinza and each of our other executive officers, were eligible to receive a bonus in 2018. Bonuses were measured as of December 31, 2018 and paid in the first quarter of 2019. The bonus opportunity was designed to motivate and reward executives for the attainment of company-wide performance goals. The 2018 performance targets were set as a percentage of the individual's base salary for 2018 as follows: (1) Dr. Owens was set at 50% and (2) Dr. Mohideen and Mr. Brinza were set at 35%. Payment of 100% of the target bonus amount was subject to the achievement of company objectives as determined by our Board. Our named executive officers for 2018 were eligible to receive more than 100% of their target bonuses in the discretion of our Board. The Compensation Committee determined that performance goals under the 2018 bonus plan were achieved at the 83% level. For 2018, Dr. Owens received $179,529, Dr. Mohideen received $106,788, Mr. Brinza received $89,508, and Mr. Arcudi received $18,486, pro-rated for partial year performance.

2019 Bonus Opportunity

        In 2019, each of our executive officers is eligible to receive a 2019 bonus. The bonus opportunity is designed to motivate and reward executives for the attainment of company-wide performance targets. The 2019 performance targets were set as a percentage of the individual's base salary for 2019 as follows: (1) Dr. Owens is set at 50% and (2) Dr. Mohideen, Mr. Brinza, and Mr. Arcudi are set at 40%. The individuals are eligible to receive more than 100% of their target in the discretion of our Board. Target compensation is dependent upon our achievement of clinical development objectives and other corporate goals.

Potential Payments Upon Termination or Change of Control

        Julia C. Owens, Ph.D.    Pursuant to Dr. Owens' option awards, if Dr. Owens' employment with us (or any parent or subsidiary or successor of the Company, including us) ends within six months prior to or within 12 months following a change in control of the Company due to her resignation for "good reason" or her termination by us other than for "cause," death or disability, then her January 2016 and August 2018 options will accelerate in full. Pursuant to her employment agreement, if Dr. Owens' employment is terminated by the Company other than for "cause," death or disability, prior to a change in control of the Company or within 12 months following a change in control, she is entitled to (1) continued payment of her base salary then in effect for six months following her termination (plus an additional month of severance for each full year of employment up to a maximum of 12 months) and (2) payment of premiums for continued health benefits to her and her dependents under COBRA for six months following her termination (plus an additional month of reimbursement for each full year of employment up to a maximum of 12 months of reimbursement). In addition, pursuant to her employment agreement, if Dr. Owens' employment is terminated by the Company other than for "cause," death or disability and upon or within 12 months following a change in control, she is entitled to aforementioned payments. Dr. Owens' benefits are conditioned, among other things, on her complying with her post-termination obligations under her employment agreement and signing a general release of claims in our favor.

        Pharis Mohideen, M.D.    Pursuant to Dr. Mohideen's option awards, if Dr. Mohideen's employment with us (or any parent or subsidiary or successor of the Company, including us) ends within six months prior to or within 12 months following a change in control of the Company due to his resignation for "good reason" or his termination by us other than for "cause," death or disability, then his January 2016 and August 2018 options will accelerate in full. Pursuant to his offer letter, if, immediately prior to a change in control of us or within 12 months following a change in control, Dr. Mohideen's employment with us ends due to his resignation for "good reason," his termination by us other than for "cause" or as a result of his death or disability, he is entitled to continued payment of his base salary then in effect for six months following his termination. Dr. Mohideen's benefits are conditioned, among other things, on his complying with his post-termination obligations under his offer letter, signing a general release of claims in our favor and resigning from all positions that he holds with us.

        Jeffery M. Brinza, J.D.    Pursuant to Mr. Brinza's option awards, if Mr. Brinza's employment with us (or any parent or subsidiary or successor of the Company, including us) ends within six months prior to or within 12 months following a change in control of the Company due to his resignation for "good reason" or his termination by us other than for "cause," death or disability, then his January 2016 and August 2018 options will accelerate in full.

401(k) Plan

        We maintain a defined contribution retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may defer eligible compensation on a pre-tax basis, up to the statutorily prescribed annual limits on contributions under the Code. Contributions are allocated to each participant's individual account and are then invested in selected investment alternatives according to the participants' directions. We contribute a safe harbor minimum contribution equivalent to 3% of employees' compensation. Employees are immediately and fully vested in their contributions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan's related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan.

DIRECTOR COMPENSATION

        The following table sets forth information regarding the compensation earned for service on our Board during the year ended December 31, 2018 by our directors who were not also our employees, including directors of Private Millendo and OvaScience. Julia C. Owens, Ph.D., our President and Chief Executive Officer, is also a member of our Board, but did not receive any additional compensation for service as a director. The compensation for Dr. Owens as an executive officer is set forth above under "Executive Compensation—Summary Compensation Table."

Name	Fees Earned or Paid in Cash ($)		Option Awards(1)(2)(3) ($)	Total ($)
Carol G. Gallagher, Pharm.D.	5,435		—	5,435
John Howe, III, M.D.	164,944	(5)	7,832	172,776
Carole L. Nuechterlein, J.D.	2,989		—	2,989
James M. Hindman	48,511		37,315	85,826
Randall W. Whitcomb, M.D.	48,341		37,315	85,656
Habib J. Dable	13,031		149,982	163,013
Mary Lynne Hedley, Ph.D.	48,035		186,577	234,612
Richard Aldrich(4)	39,728		7,832	47,560
Jeffrey D. Capello(4)	46,739		7,832	54,571
Mary Fisher(4)	37,391		7,832	45,223
Marc Kozin(4)	71,745	(6)	7,832	79,577
John Sexton, Ph.D.(4)	144,891	(7)	7,832	152,723

(1)
In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted during 2018 computed in accordance with FASB ASC Topic 718. The assumptions we used in valuing the option awards are described in Note 2 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. The aggregate grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions. These amounts do not reflect the actual economic value that will be realized by director upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options.

(2)
The table below shows the aggregate number of option awards and stock awards outstanding for each of our non-employee directors as of December 31, 2018:

Name	Option Awards (#)	Stock Awards (#)
Carol G. Gallagher, Pharm.D.	—	—
John Howe, III, M.D.	3,776	—
Carole L. Nuechterlein, J.D.	—	—
James M. Hindman	21,229	—
Randall W. Whitcomb, M.D.	25,158	—
Habib J. Dable	14,880	—
Mary Lynne Hedley, Ph.D.	18,600	—
Richard Aldrich(4)(8)	3,929	—
Jeffrey D. Capello(4)(8)	4,801	—
Mary Fisher(4)(8)	4,506	—
Marc Kozin(4)(8)	4,426	—
John Sexton, Ph.D.(4)(8)	3,776	—

(3)
Share numbers for directors of OvaScience have been adjusted to reflect a 1-for-15 reverse stock split.

(4)
Resigned from the Company's Board effective as of December 7, 2018, in connection with the closing of the Merger. Compensation information for 2018 is based on information provided to us by OvaScience in connection with the Merger.

(5)
Includes (i) annual fees earned for service on the OvaScience board of directors of $49,543; (ii) $112,174 for additional OvaScience board services, as approved by the OvaScience board of directors, in providing long-term strategic global regulatory guidance as part of OvaScience's Global Strategy Committee; and (iii) $3,227 paid by Millendo to Dr. Howe in 2018 for his service as a member of the our Board beginning on December 7, 2018.

(6)
Represents (i) annual fees earned for services on the OvaScience board of directors of $43,702 and (ii) $28,043 for additional services to the OvaScience board, as approved by the OvaScience board, in guiding OvaScience in its long-term global regulatory strategy as part of OvaScience's Global Strategy Committee.

(7)
Represents (i) annual fees earned for service on the OvaScience board of directors of $32,717 and (ii) $112,174 for additional services to the OvaScience board of directors, as approved by the OvaScience board of directors, in providing long-term strategic global regulatory guidance as part of OvaScience's Global Strategy Committee.

(8)
All outstanding stock options expired on March 7, 2019.

Non-Employee Director Compensation

        Our Board has adopted a director compensation policy for non-employee directors, effective as of December 7, 2018. The policy provides for the compensation of non-employee directors with cash and equity compensation. Under the policy, each non-employee director will receive an annual board service retainer of $40,000. The non-executive chairperson will receive an additional service retainer of $30,000. The chairperson of each of our audit committee, our compensation committee and our nominating and corporate governance committee will receive additional annual committee chair service retainers of $15,000, $10,000 and $8,000, respectively. Other members of our audit committee, our compensation committee and our nominating and corporate governance committee will receive additional annual cash retainers of $7,500, $5,000 and $4,000, respectively, for each such committee of which they are a member. The annual cash compensation amounts set forth above are payable in equal quarterly installments, payable in arrears following the end of each calendar quarter in which the board service occurs, prorated for any partial months of service. We will also reimburse all reasonable out-of-pocket travel expenses incurred by non-employee directors in attending meetings of our Board or any committee thereof.

        In addition to cash compensation, each non-employee director is eligible to receive options to purchase our common stock. Each of our non-employee directors who are appointed in the future will receive a one-time grant of an option to purchase 24,000 shares of our common stock. Non-employee directors will also receive an annual grant of an option to purchase 12,000 shares of our common stock.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table provides certain information with respect to our equity compensation plans in effect as of December 31, 2018:

Name	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)(#)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(c)(#)
Plan Category
Equity compensation plans approved by security holders(1)	1,547,212	28.16	838,329
Equity compensation plans not approved by security holders(2)	217,075	17.23	—

Total	1,764,287		838,329

(1)
Includes the OvaScience, Inc. 2012 and 2011 Stock Incentive Plans and the Millendo Therapeutics, Inc. 2012 Stock Plan. Does not include 156,719 shares of common stock issuable upon the exercise of warrants at a weighted-average exercise price of $7.26 per share, which are related to non-employee (BSA) warrants and employee (BSPCE) warrants previously granted by Alizé and assumed by Private Millendo in connection with Private Millendo's acquisition of Alizé in December 2017.

(2)
This plan category consists of inducement grants provided to Dr. Kroeger, OvaScience's former Chief Executive Officer, James W. Lillie, OvaScience's former Chief Scientific Officer, and Louis Arcudi III, our Chief Financial Officer, pursuant to the terms of our stock option agreements with them.

 TRANSACTIONS WITH RELATED PERSONS

Related Person Transactions Policy and Procedures

        In December 2018, we adopted a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants, in which the amount involves exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

        Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our audit committee, or, if audit committee approval would be inappropriate, to another independent body of our Board, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from our employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy.

        In addition, under our Code of Conduct, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

        In considering related person transactions, our audit committee, or other independent body of our Board, will take into account the relevant available facts and circumstances including, but not limited to:

  •
  the risks, costs and benefits to us;

  •
  the impact on a director's independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

  •
  the availability of other sources for comparable services or products; and

  •
  the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

        The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our audit committee, or other independent body of our Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our audit committee, or other independent body of our Board, determines in the good faith exercise of its discretion.

        All of the transactions described below were entered into prior to the adoption of the written policy, but all were approved by our Board considering similar factors to those described above.

Certain Related Person Transactions

        The following is a summary of transactions since January 1, 2017 to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our then directors, executive officers or holders of more than 5% of any class of our capital stock at the time of such transaction, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described in "Executive Compensation" and "Director Compensation Table." With respect to OvaScience, the information below is based on information we received in connection with the Merger.

Share Sale and Contribution Agreement

        In December 2017, we entered into agreements to acquire 100% of the outstanding ownership interests of Alizé Pharma SAS (now known as Millendo Therapeutics SAS), or Alizé. At an initial closing on December 19, 2017, we acquired 83.6% of Alizé's issued and outstanding share capital pursuant to a Share Sale and Contribution Agreement, or the Contribution Agreement. Pursuant to the Contribution Agreement, we (i) issued to the former shareholders of Alizé an aggregate of 6,540,763 shares of Series A-1 preferred stock, 20,636,179 shares of Series B-1 preferred stock and 6,237,138 shares of common-1 stock (which were converted to 464,043 shares of our common stock following the closing of the Merger) and (ii) paid a former shareholder of Alizé approximately $0.3 million in cash and paid approximately $0.7 million of transaction expenses on behalf of the acquired company. The recipients of consideration under the Contribution Agreement included the following holders of more than 5% of our capital stock. In connection with the Merger, the shares reflected below were exchanged for the number of shares reflected in the "Shares of common stock following the Merger" column below.

Related Party	Shares of Series A-1 preferred stock	Shares of Series B-1 preferred stock	Shares of common-1 stock	Shares of common stock following the Merger
Fonds InnoBio FPCI	2,112,874	6,666,139	2,014,794	803,059
SHAM Innovation Sante SAS	1,785,240	5,632,449	1,702,368	678,532

Advance agreement with Bpifrance Financing

        In December 2017, in connection with our acquisition of Alizé, we assumed €0.7 million of debt that Alizé had outstanding with Bpifrance Financing. Bpifrance Financing is affiliated with Fonds InnoBio FPCI, a holder of 5% or more of our capital stock. No interest is charged or accrued with respect to the debt. We are required to make quarterly principal payments of between €17,500 to €50,000 per quarter through maturity. In addition to the quarterly payments, we could be obligated to pay, if applicable, no later than March 31st of each year starting from January 1, 2016, a reimbursement annuity equal to 20% of the proceeds generated by us from license, assignment or revenue generating use of the livoletide program. We are permitted to repay the debt at any time. At December 31, 2018, the balance outstanding was $0.6 million (€0.5 million).

Consulting Agreement with Dr. Abribat

        In December 2017, in connection with our acquisition of Alizé, Alizé entered into a consulting agreement with TAB Consulting SARL, or TAB Consulting, an entity affiliated with Dr. Abribat, who was, until December 7, 2018, a member of Private Millendo's board of directors. As consideration for the performance of the services under the consulting agreement, Alizé was obligated to pay TAB Consulting a fixed monthly retainer fee equal to €19,742. The consulting agreement expired on December 19, 2018. In addition, Dr. Abribat is a guarantor under our lease agreement for Alizé's facility in Lyon, France.

Investors' rights, voting and co-sale agreements

        In connection with our preferred stock financings, we have entered into investors' rights, voting and right of first refusal and co-sale agreements containing registration rights, information rights, voting rights and rights of first refusal, among other things, with certain holders of our preferred stock and certain holders of our common stock. These stockholder agreements have terminated except for the registration rights granted under our investors' rights agreement.

Employment arrangements

        We have entered into employment agreements or offer letter agreements with certain of our executive officers. For more information regarding these agreements with our named executive officers, see "Executive Compensation—Employment Severance and Change in Control Arrangements."

Stock option grants to directors and executive officers

        We have granted stock options to certain of our directors and executive officers. For more information regarding the stock options and stock awards granted to our directors and named executive officers, see "Executive Compensation."

Separation pay agreements

        We have entered into separation pay agreements with certain of our executive officers. For more information regarding these arrangements with our named executive officers, see "Executive Compensation—Potential payments upon termination or change of control."

Otonnale Agreement

        In December 2018, we acquired the remaining 16.4% of Alizé's issued and outstanding share capital from Otonnale SAS, or Otonnale, upon exercise of a put-call option. In connection with exercise of the put-call option, we (i) issued to Otonnale 442,470 shares of our common stock and (ii) paid Otonnale €699,735.34 million in cash. Additionally, we issued 7,901 shares of our common stock to Eumedix FR S.À R.L., or Eumedix, as consideration for advisory services that Eumedix performed for Otonnale in connection with the transaction.

Convertible Promissory Notes

        In August 2018, we issued convertible promissory notes (as amended) to several of our existing investors, including the following holders of more than 5% of our capital stock and funds affiliated with certain of our directors: entities affiliated with New Enterprise Associates, Roche Finance Ltd, entities affiliated with Adams Street, Frazier Healthcare VI, L.P. and Osage University Partners I, L.P. We received cash proceeds of $8.0 million. The notes accrued simple interest of 6.0% per annum and, if not converted, were to mature in August 2020. All principal and interest was due at maturity. Upon closing of the Merger, all outstanding principal and interest automatically converted into shares of our common stock at a conversion price of $1.2096 per share.

Pre-Closing Financing

        Prior to the closing of the Merger, we completed a private placement financing, or the Pre-Closing Financing, of our common stock. The securities issued in the Pre-Closing Financing were issued pursuant to an exemption from the registration requirements of the Securities Act, as amended. An aggregate of approximately $29.5 million of shares of our common stock was issued to an investor syndicate that included New Enterprise Associates, Frazier Healthcare Partners, Roche Finance Ltd, Fonds Innobio managed by Bpifrance, Osage University Partners, Altitude Life Science Ventures,

Adams Street Partners, and Longwood Fund, $8.0 million of which was already funded via the issuance of the convertible promissory notes discussed above.

Post-Closing Financing

        On November 1, 2018, we entered into a Stock Purchase Agreement, as amended, or the Purchase Agreement, with OvaScience and Great Point Partners, LLC and its affiliates, or Great Point, which provided for the sale and issuance of shares of our common stock to Great Point for an aggregate purchase price of approximately $20 million at a per share purchase price of $16.26. The consummation of this transaction and the other transactions contemplated by the Purchase Agreement were conditioned upon the satisfaction of the conditions set forth in the Purchase Agreement. Following the closing of the Merger, on December 7, 2018, we issued and sold an aggregate of 1,230,158 shares of our common stock to Great Point. Such shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended. The resale of the shares by Great Point was registered for resale on a Registration Statement on Form S-3.

Indemnification Agreements

        We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our amended and restated certificate of incorporation and amended and restated bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.

 HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are our stockholders will be "householding" our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Millendo Therapeutics, Inc. Direct your written request to Millendo Therapeutics, Inc., Attn: Corporate Secretary, 301 North Main Street, Suite 100, Ann Arbor, Michigan 48104. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request "householding" of their communications should contact their brokers.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,
/s/ JEFFERY M. BRINZA Jeffery M. Brinza Corporate Secretary April 29, 2019

        A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the Securities and Exchange Commission, is available without charge upon written request to: Millendo Therapeutics, Inc., Attn: Corporate Secretary, 301 North Main Street, Suite 100, Ann Arbor, Michigan 48104.

APPENDIX A

MILLENDO THERAPEUTICS, INC.

2019 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: APRIL 29, 2019
APPROVED BY THE STOCKHOLDERS: JUNE [11], 2019
EFFECTIVE DATE: JUNE 11, 2019

1.    GENERAL.

        (a)    Successor to and Continuation of Prior Plan.    The Plan is intended as the successor to and continuation of the Millendo Therapeutics, Inc. 2012 Stock Plan and the Ovascience, Inc. 2012 Stock Incentive Plan (each, as amended, the "Prior Plans"). From and after 12:01 a.m. Eastern Time on the Effective Date, no additional stock awards will be granted under the Prior Plans. All Awards granted on or after 12:01 a.m. Eastern Time on the Effective Date will be granted under this Plan. All stock awards granted under the Prior Plans, will remain subject to the terms of the Prior Plans.

            (i)  Any shares that would otherwise remain available for future grants under the Prior Plans as of 12:01 a.m. Eastern Time on the Effective Date (the "Prior Plans' Available Reserve") will cease to be available under the Prior Plans at such time. Instead, that number of shares of Common Stock equal to the Prior Plans' Available Reserve will be added to the Share Reserve (as further described in Section 3(a) below) and will be immediately available for grants and issuance pursuant to Stock Awards hereunder, up to the maximum number set forth in Section 3(a) below.

           (ii)  In addition, from and after 12:01 a.m. Eastern time on the Effective Date, any shares subject, at such time, to outstanding stock awards granted under the Prior Plans that (i) expire or terminate for any reason prior to exercise or settlement; (ii) are forfeited because of the failure to meet a contingency or condition required to vest such shares or otherwise return to the Company; or (iii) are reacquired, withheld (or not issued) to satisfy a tax withholding obligation in connection with an award or to satisfy the purchase price or exercise price of a stock award (such shares the "Returning Shares") will immediately be added to the Share Reserve (as further described in Section 3(a) below) as and when such shares become Returning Shares, up to the maximum number set forth in Section 3(a) below.

        (b)    Eligible Award Recipients.    Employees, Directors and Consultants are eligible to receive Awards.

        (c)    Available Awards.    The Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

        (d)    Purpose.    The Plan, through the grant of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate, and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.

2.    ADMINISTRATION.

        (a)    Administration by Board.    The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

        (b)    Powers of Board.    The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

            (i)  To determine: (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.

           (ii)  To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.

         (iii)  To settle all controversies regarding the Plan and Awards granted under it.

          (iv)  To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or the time at which cash or shares of Common Stock may be issued in settlement thereof).

           (v)  To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not materially impair a Participant's rights under the Participant's then-outstanding Award without the Participant's written consent, except as provided in subsection (viii) below.

          (vi)  To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or bringing the Plan or Awards granted under the Plan into compliance with the requirements for Incentive Stock Options or ensuring that they are exempt from, or compliant with, the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. If required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan. Except as otherwise provided in the Plan or an Award Agreement, no amendment of the Plan will materially impair a Participant's rights under an outstanding Award without the Participant's written consent.

         (vii)  To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 422 of the Code regarding "incentive stock options" or (B) Rule 16b-3.

        (viii)  To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that a Participant's rights under any Award will not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, (1) a Participant's rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant's rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant's consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; or (D) to comply with other applicable laws or listing requirements.

          (ix)  Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

           (x)  To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).

        (c)    Delegation to Committee.

          (i)    General.    The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be construed as being to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

          (ii)    Rule 16b-3 Compliance.    The Committee may consist solely of two or more Non-Employee Directors in accordance with Rule 16b-3.

        (d)    Delegation to an Officer.    The Board may delegate to one (1) or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms of such Awards, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on the form of Stock Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority. The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value pursuant to Section 13(w)(iii) below.

        (e)    Effect of Board's Decision.    All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

        (f)    No Repricing of Awards.    Neither the Board nor any Committee will have the authority to (i) reduce the exercise or strike price of any outstanding Option or SAR or (ii) cancel any outstanding Option or SAR that has an exercise or strike price (per share) greater than the then-current Fair

Market Value of the Common Stock in exchange for cash or other Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within 12 months prior to such an event.

3.    SHARES SUBJECT TO THE PLAN.

        (a)    Share Reserve.    Subject to Section 9(a) relating to Capitalization Adjustments, and the following sentence regarding the annual increase, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards will not exceed 2,919,872 shares (the "Share Reserve"), which number is the sum of (i) 534,320 new shares, plus (ii) the number of shares subject to the Prior Plans' Available Reserve, plus (iii) the number of shares that are Returning Shares, as such shares become available from time to time.

        In addition, the Share Reserve will automatically increase on January 1st of each year, for a period of not more than ten years, commencing on January 1st of the year following the year in which the Effective Date occurs and ending on (and including) January 1, 2029, in an amount equal to 4% of the total number of shares of Capital Stock outstanding on December 31st of the preceding calendar year. Notwithstanding the foregoing, the Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the Share Reserve for such year or that the increase in the Share Reserve for such year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.

        For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

        (b)    Reversion of Shares to the Share Reserve.    If a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan. If any shares of Common Stock issued pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan. Any shares reacquired by the Company in satisfaction of tax withholding obligations on a Stock Award or as consideration for the exercise or purchase price of a Stock Award will again become available for issuance under the Plan.

        (c)    Incentive Stock Option Limit.    Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be 8,759,616 shares of Common Stock.

        (d)    Limitation on Grants to Non-Employee Directors.    The maximum number of shares of Common Stock subject to Stock Awards granted under the Plan or otherwise during any one calendar year to any Non-Employee Director, taken together with any cash fees paid by the Company to such Non-Employee Director during such calendar year for service on the Board, will not exceed $500,000 in total value (calculating the value of any such Stock Awards based on the grant date fair value of such Stock Awards for financial reporting purposes), or, with respect to the calendar year in which a Non-Employee Director is first appointed or elected to the Board, $1,000,000.

        (e)    Source of Shares.    The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.    ELIGIBILITY.

        (a)    Eligibility for Specific Stock Awards.    Incentive Stock Options may be granted only to employees of the Company or a "parent corporation" or "subsidiary corporation" thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any "parent" of the Company, as such term is defined in Rule 405 of the Securities Act, unless (i) the stock underlying such Stock Awards is treated as "service recipient stock" under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction), (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from Section 409A of the Code, or (iii) the Company, in consultation with its legal counsel, has determined that such Stock Awards comply with the distribution requirements of Section 409A of the Code.

        (b)    Ten Percent Stockholders.    A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.

5.    PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

        Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

        (a)    Term.    Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten years from the date of its grant or such shorter period specified in the Award Agreement.

        (b)    Exercise Price.    Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than 100% of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value of the Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

        (c)    Purchase Price for Options.    The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:

            (i)  by cash, check, bank draft or money order payable to the Company;

           (ii)  pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

         (iii)  by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

          (iv)  if an Option is a Nonstatutory Stock Option, by a "net exercise" arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the "net exercise," (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

           (v)  in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.

        (d)    Exercise and Payment of a SAR.    To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.

        (e)    Transferability of Options and SARs.    The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

          (i)    Restrictions on Transfer.    An Option or SAR will not be transferable except by will or by the laws of descent and distribution (or pursuant to subsections (ii) and (iii) below), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided in the Plan, neither an Option nor a SAR may be transferred for consideration.

          (ii)    Domestic Relations Orders.    Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

          (iii)    Beneficiary Designation.    Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, on the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant's estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

        (f)    Vesting Generally.    The total number of shares of Common Stock subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

        (g)    Termination of Continuous Service.    Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant's Continuous Service terminates (other than for Cause and other than upon the Participant's death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date that is 90 days following the termination of the Participant's Continuous Service (or such longer or shorter period specified in the applicable Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR will terminate.

        (h)    Extension of Termination Date.    If the exercise of an Option or SAR following the termination of the Participant's Continuous Service (other than for Cause and other than upon the Participant's death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post termination exercise period after the termination of the Participant's Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant's Award Agreement, if the sale of any Common Stock received on exercise of an Option or SAR following the termination of the Participant's Continuous Service (other than for Cause) would violate the Company's insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of months (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant's Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company's insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

        (i)    Disability of Participant.    Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant's Continuous Service terminates as a result of the Participant's Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date 12 months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.

        (j)    Death of Participant.    Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant's Continuous Service terminates as a result of the Participant's death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant's Continuous Service for a reason other than death, then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant's estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant's death, but only within the period ending on the earlier of (i) the date 18 months following the date of death (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant's death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate.

        (k)    Termination for Cause.    Except as explicitly provided otherwise in a Participant's Award Agreement or other individual written agreement between the Company and the Participant, if a Participant's Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon such Participant's termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.

        (l)    Non-Exempt Employees.    If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt Employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant's retirement (as such term may be defined in the Participant's Award Agreement in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company's then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee's regular rate of pay, the provisions of this Section 5(l) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.

6.    PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

        (a)    Restricted Stock Awards.    Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate. To the extent consistent with the Company's bylaws, at the Board's election, shares of Common Stock may be (x) held in book entry form subject to the Company's instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical. Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

          (i)    Consideration.    A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past or future services to the Company or an Affiliate, or (C) any other form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

          (ii)    Vesting.    Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

          (iii)    Termination of Participant's Continuous Service.    If a Participant's Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

          (iv)    Transferability.    Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

          (v)    Dividends.    A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

        (b)    Restricted Stock Unit Awards.    Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical. Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

          (i)    Consideration.    At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

          (ii)    Vesting.    At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

          (iii)    Payment.    A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

          (iv)    Additional Restrictions.    At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

          (v)    Dividend Equivalents.    Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

          (vi)    Termination of Participant's Continuous Service.    Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant's termination of Continuous Service.

        (c)    Performance Awards.

          (i)    Performance Stock Awards.    A Performance Stock Award is a Stock Award that is payable (including that may be granted, may vest or may be exercised) contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the Participant's completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Board or Committee, in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board (or Committee, as the case may be) may determine that cash may be used in payment of Performance Stock Awards.

          (ii)    Performance Cash Awards.    A Performance Cash Award is a cash award that is payable contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Board or Committee, in its sole discretion. The Board (or Committee, as the case may be) may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board (or Committee, as the case may be) may specify, to be paid in whole or in part in cash or other property.

          (iii)    Board Discretion.    The Board (or Committee, as the case may be) retains the discretion to adjust or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for a Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.

        (d)    Other Stock Awards.    Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.    COVENANTS OF THE COMPANY.

        (a)    Availability of Shares.    The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Awards.

        (b)    Securities Law Compliance.    The Company will seek to obtain from each regulatory commission or agency, as necessary, such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise or vesting of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act or other securities or applicable laws, the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary or advisable for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise or vesting of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable law.

        (c)    No Obligation to Notify or Minimize Taxes.    The Company will have no duty or obligation to any Participant to advise such holder as to the tax treatment or time or manner of exercising such Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

8.    MISCELLANEOUS.

        (a)    Use of Proceeds from Sales of Common Stock.    Proceeds from the sale of shares of Common Stock pursuant to Awards will constitute general funds of the Company.

        (b)    Corporate Action Constituting Grant of Awards.    Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

        (c)    Stockholder Rights.    No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.

        (d)    No Employment or Other Service Rights.    Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant's agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state or foreign jurisdiction in which the Company or the Affiliate is domiciled or incorporated, as the case may be.

        (e)    Change in Time Commitment.    In the event a Participant's regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

        (f)    Incentive Stock Option Limitations.    To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

        (g)    Investment Assurances.    The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that such Participant is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant's own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

        (h)    Withholding Obligations.    Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the maximum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

        (i)    Electronic Delivery.    Any reference herein to a "written" agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company's intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

        (j)    Deferrals.    To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant's termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

        (k)    Compliance with Section 409A of the Code.    Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes "deferred compensation" under Section 409A of the Code is a "specified employee" for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a "separation from service" (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six months following the date of such Participant's "separation from service" (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant's death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.

        (l)    Clawback/Recovery.    All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company's securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of an event constituting Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for "good reason" or "constructive termination" (or similar term) under any agreement with the Company.

9.    ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

        (a)    Capitalization Adjustments.    In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) of securities by which the share reserve is to increase automatically each year pursuant to Section 3(a), (iii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c) and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

        (b)    Dissolution.    Except as otherwise provided in the Stock Award Agreement, in the event of a Dissolution of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company's right of repurchase) will terminate immediately prior to the completion of such Dissolution, and the shares of Common Stock subject to the Company's repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the Dissolution is completed but contingent on its completion.

        (c)    Transaction.    The following provisions shall apply to Stock Awards in the event of a Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a Transaction, then, notwithstanding any other provision of the Plan, the Board shall take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Transaction:

            (i)  arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation's parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Transaction);

           (ii)  arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation's parent company);

         (iii)  accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five days prior to the effective date of the Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Transaction;

          (iv)  arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

           (v)  cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

          (vi)  make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Transaction, over (B) any exercise price payable by such holder in connection with such exercise. For clarity, this payment may be zero ($0) if the value of the property is equal to or less than the exercise price. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of Common Stock in connection with the Transaction is delayed as a result of escrows, earn outs, holdbacks or other contingencies.

        The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of a Stock Award.

        (d)    Change in Control.    A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant.

10.    PLAN TERM; EARLIER TERMINATION OR SUSPENSION OF THE PLAN.

        The Board may suspend or terminate the Plan at any time. No Incentive Stock Options may be granted after the tenth anniversary of the earlier of (i) the date the Plan is adopted by the Board (the "Adoption Date"), or (ii) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

11.    EXISTENCE OF THE PLAN; TIMING OF FIRST GRANT OR EXERCISE.

        The Plan will come into existence on the Adoption Date; provided, however, that no Stock Award may be granted prior to the Effective Date. In addition, no Stock Award will be exercised (or, in the case of a Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award, or Other Stock Award, no Stock Award will be granted) and no Performance Cash Award will be settled unless and until the Plan has been approved by the stockholders of the Company, which approval will be within 12 months after the date the Plan is adopted by the Board.

12.    CHOICE OF LAW.

        The law of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state's conflict of laws rules.

13.    DEFINITIONS.

        As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

        (a)   "Affiliate" means, at the time of determination, any "parent" or "subsidiary" of the Company as such terms are defined in Rule 405 of the Securities Act. The Board will have the authority to determine the time or times at which "parent" or "subsidiary" status is determined within the foregoing definition.

        (b)   "Award" means a Stock Award or a Performance Cash Award.

        (c)   "Award Agreement" means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

        (d)   "Board" means the Board of Directors of the Company.

        (e)   "Capital Stock" means each and every class of common stock of the Company, regardless of the number of votes per share.

        (f)    "Capitalization Adjustment" means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Adoption Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

        (g)   "Cause" shall have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means the termination of a Participant's Continuous Service with the Company and its subsidiaries due to (i) such Participant's commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant's attempted commission of, or participation in, a fraud or act of dishonesty against the Company and/or its subsidiaries; (iii) such Participant's material violation of (A) any contract or agreement between the Participant and the Company and/or a subsidiary of the Company or (B) any statutory duty owed to the Company and/or its subsidiaries; (iv) such Participant's unauthorized use or disclosure of confidential information or trade secrets of the Company and/or its subsidiaries; or (v) such Participant's gross negligence or willful misconduct in the performance of the Participant's duties. The determination that a termination of the Participant's Continuous Service is either for Cause or without Cause (within the meaning of the preceding clauses (i) through (v)) shall be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

        (h)   "Change in Control" means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

            (i)  any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company's securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the "Subject Person") exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

           (ii)  there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

         (iii)  there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition;

          (iv)  the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company will otherwise occur, except for a liquidation into a parent corporation; or

           (v)  individuals who, on the date the Plan is adopted by the Board, are members of the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.

        Notwithstanding the foregoing definition or any other provision of the Plan, the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company and the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply.

        If required for compliance with Section 409A of the Code, in no event will an event be deemed a Change in Control if such event is not also a "change in the ownership of" the Company, a "change in the effective control of" the Company or a "change in the ownership of a substantial portion of the assets of" the Company, each as determined under Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

        (i)    "Code" means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

        (j)    "Committee" means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

        (k)   "Common Stock" means the common stock of the Company, having one vote per share.

        (l)    "Company" means Millendo Therapeutics, Inc., a Delaware corporation.

        (m)  "Consultant" means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a "Consultant" for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company's securities to such person.

        (n)   "Continuous Service" means that the Participant's service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's service with the Company or an Affiliate, will not terminate a Participant's Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant's Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company's leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

        (o)   "Corporate Transaction" means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

            (i)  a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

           (ii)  a sale or other disposition of more than 50% of the outstanding securities of the Company;

         (iii)  a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

          (iv)  a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

        (p)   "Director" means a member of the Board.

        (q)   "Disability" means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

        (r)   "Dissolution" means when the Company, after having executed a certificate of dissolution with the State of Delaware (or other applicable state), has completely wound up its affairs. Conversion of the Company into a Limited Liability Company (or any other pass-through entity) will not be considered a "Dissolution" for purposes of the Plan.

        (s)   "Effective Date" means the date of the Company shareholders approve this Plan, which is the date of the annual meeting of shareholders of the Company held on June 11, 2019, provided this Plan is approved by the Company's shareholders at such meeting.

        (t)    "Employee" means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an "Employee" for purposes of the Plan.

        (u)   "Entity" means a corporation, partnership, limited liability company or other entity.

        (v)   "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        (w)  "Exchange Act Person" means any natural person, Entity or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that "Exchange Act Person" will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities.

        (x)   "Fair Market Value" means, as of any date, the value of the Common Stock determined as follows:

            (i)  If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

           (ii)  Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

         (iii)  In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

        (y)   "Incentive Stock Option" means an option granted pursuant to Section 5 of the Plan that is intended to be, and qualifies as, an "incentive stock option" within the meaning of Section 422 of the Code.

        (z)   "Non-Employee Director" means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

        (aa) "Nonstatutory Stock Option" means any Option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

        (bb) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

        (cc) "Option" means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

        (dd) "Option Agreement" means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.

        (ee) "Optionholder" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

        (ff)  "Other Stock Award" means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

        (gg) "Other Stock Award Agreement" means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.

        (hh) "Own," "Owned," "Owner," "Ownership" means a person or Entity will be deemed to "Own," to have "Owned," to be the "Owner" of, or to have acquired "Ownership" of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

        (ii)   "Participant" means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

        (jj)  "Performance Cash Award" means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

        (kk) "Performance Criteria" means the one or more criteria that the Board or Committee (as applicable) will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board or Committee: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity or average stockholder's equity; (vi) return on assets, investment, or capital employed; (vii) stock price; (viii) margin (including gross margin); (ix) income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xviii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) customer satisfaction; (xxv) stockholders' equity; (xxvi) capital expenditures; (xxvii) debt levels; (xxviii) operating profit or net operating profit; (xxix) workforce diversity; (xxx) growth of net income or operating income; (xxxi) billings; (xxxii) pre-clinical development related compound goals; (xxxiii) financing; (xxxiv) regulatory milestones, including approval of a compound; (xxxv) stockholder liquidity; (xxvi) corporate governance and compliance; (xxxvii) product commercialization; (xxxviii) intellectual property; (xxxix) personnel matters; (xl) progress of internal research or clinical programs; (xli) progress of partnered programs; (xlii) partner satisfaction; (xliii) budget management; (xliv) clinical achievements; (xlv) completing phases of a clinical study (including the treatment phase); (xlvi) announcing or presenting preliminary or final data from clinical studies; in each case, whether on particular timelines or generally; (xlvii) timely completion of clinical trials; (xlviii) submission of INDs and NDAs and other regulatory achievements; (xlix) partner or collaborator achievements; (l) internal controls, including those related to the Sarbanes-Oxley Act of 2002; (li) research progress, including the development of programs; (lii) investor relations, analysts and communication; (liii) manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities); (liv) strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; (lv) establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company's products (including with group purchasing organizations, distributors and other vendors); (lvi) supply chain achievements (including establishing relationships with manufacturers or suppliers of active pharmaceutical ingredients and other component materials and manufacturers of the Company's products); (lvii) co-development, co-marketing, profit sharing, joint venture or other similar arrangements; (lviii) individual performance goals; (lix) corporate development and planning goals; and (lx) other measures of performance selected by the Board or Committee.

        (ll)   "Performance Goals" means, for a Performance Period, the one or more goals established by the Board or Committee (as applicable) for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any items that are unusual in nature or occur infrequently as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company's bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; and (12) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item. In addition, the Board or Committee (as applicable) retains the discretion to adjust or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.

        (mm)  "Performance Period" means the period of time selected by the Board or Committee (as applicable) over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board or Committee.

        (nn) "Performance Stock Award" means a Stock Award granted under the terms and conditions of Section 6(c)(i).

        (oo) "Plan" means this Millendo Therapeutics, Inc. 2018 Equity Incentive Plan.

        (pp) "Restricted Stock Award" means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

        (qq) "Restricted Stock Award Agreement" means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

        (rr)  "Restricted Stock Unit Award" means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

        (ss) "Restricted Stock Unit Award Agreement" means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.

        (tt)  "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

        (uu) "Securities Act" means the Securities Act of 1933, as amended.

        (vv) "Stock Appreciation Right" or "SAR" means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

        (ww)  "Stock Appreciation Right Agreement" means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

        (xx) "Stock Award" means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

        (yy) "Stock Award Agreement" means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.

        (zz) "Subsidiary" means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

        (aaa)  "Ten Percent Stockholder" means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

        (bbb)  "Transaction" means a Corporate Transaction or a Change in Control.

APPENDIX I
2019 Equity Incentive Plan
Stock Options—Sub-Plan for French Residents

        Options granted under this French Sub-plan (also referred to as the "SO French Sub-Plan") to an employee who is a French resident taxpayer and/or subject to the French social security scheme in France shall comply with the terms of this SO French Sub-plan. The purpose of the SO French Sub-plan is to grant Options that qualify for favorable income tax and social security tax treatment under French law (the "French Options").

        As a matter of principle, any provision included in the Plan or any other document evidencing the terms and conditions of the Plan that would contravene any substantive principle set out in Articles L. 225-177 to L. 225-186 of the French Code de Commerce shall not be applicable to Participant who are residents of France and employed or providing services in France.

Article 1: Administration

        Notwithstanding any other provision of the Plan, unless otherwise agreed by the Board, French Options will be exercisable under the vesting schedule set out in the Plan or in the Stock Option Agreement for employees subject to taxation under the laws of France.

        Notwithstanding any other provision of the Plan, the Board is authorized to unilaterally accelerate, reduce, lift or cancel vesting of any option granted under this SO French Sub-Plan, as may be necessary or desirable to comply with the French applicable social or tax laws.

        Notwithstanding any other provision of the Plan, the exercise price shall remain unchanged.

        Where there is an increase or change in the Company's share capital, and more generally where one of the events provided for under Article L.225-181 of the French Commercial Code occurs, an adjustment shall be made to the number and/or purchase price of Shares, in accordance with the provisions of Article R.225-137 of the French Commercial Code. Notification of said adjustment shall be made to the Participant. In addition the total number of options granted and remaining unexercised (outstanding options) will never cover a number of shares exceeding one-third of the share capital of the Company.

Article 2: Eligibility

        French Options may be granted only to an employee who is a French resident taxpayer and/or subject to the French social security scheme in France.

        For purposes of this SO French Sub-Plan, the Company is the granting Company or a Related Entity whose at least ten percent (10%) of the capital is held, directly or indirectly, by the granting Company.

        French Options may not be granted under this SO French Sub-Plan to Participant owning, upon the date of grant, more than ten percent (10%) of the Company's capital shares, except as permitted under Article L. 225-185 of the French Commercial Code.

        Notwithstanding any other provision of the Plan, French Options may only be granted to individuals:

  (a)
  being considered as a French tax resident subject to taxation in France and having an employment contract either with the granting Company or one of its Related Entity upon the date of grant; and/or

  (b)
  to non-employed directors having a management function (the "président-directeur général," the "directeur-général," the "directeur général délégué," the "members of the "directoire") of a Related Entity, upon the date of grant.

        French Options granting the right to subscribe securities which are not admitted to trading on a regulated market may be granted only to the employees of the company granting these options or to those of the companies mentioned in Article L. 225-180, 1° of the French Commercial Code.

Article 3: Limitations on Grant under the SO French Sub-Plan

        If the shares of the Company are admitted to trading on a regulated market:

  •
  the exercise price may not be less than 80% of the average market price over the last twenty trading days preceding that day,

  •
  no option may be granted less than twenty trading sessions after the detachment of the shares of a coupon giving right to a dividend or a capital increase.

        The Company shall not grant French Options during the closed periods required under Section L.225-177 of the French Commercial Code.

        As a result, notwithstanding any other provision of the Plan, French Options cannot be granted:

  (a)
  during the ten (10) trading days preceding and following the date on which the consolidated accounts, or, if unavailable, the annual accounts, are made public;

  (b)
  during the period between the date on which the Company's governing bodies (i.e., the Board of Directors) become aware of information which, if made public, could have a material impact on the price of the Shares, and the date ten (10) trading days after such information is made public.

Article 4: Restrictions on Transfer

        This Agreement is personal to the Participant and is not transferable by the Participant in any manner other than by inheritance. The French Options may be exercised during the Participant's lifetime only by the Participant.

        In the event of death of the beneficiary during the exercise period of the French Options, the beneficiary's heirs will have a period of six (6) months following the date of death, to exercise the option. Upon expiry of this period the option will be null and void.

        Moreover, at the time of the grant of French Options, the Board shall, if any of the Participant is an officer or director of the Company, either decide that such officer or director cannot sell the shares of Common Stock received upon Vesting or exercise of the French Options before the end of his or her functions, or determine the number of shares of Common Stock received upon Vesting of such French Options that such officer or director shall keep up to the end of his or her functions.

        The shares acquired upon exercise of the French Options shall also be subject to certain transfer restrictions and other limitations including, without limitation, the provisions contained in the present Plan.

Article 5: Other Compliance with French Tax and Social Security Law

        French Options granted under the SO French Sub-plan must also comply with any other requirements set forth by the French tax and social security law as interpreted and supplemented by the French tax and social security guidelines in effect at the date of grant of such options.

        Except as the Company and Participant agree in writing, the Company shall not modify the terms of a French Award agreement (or this SO French Sub-plan) in such a manner as to cause the recipient to no longer benefit from the favorable tax and social contribution regimes provided by articles 80 quaterdecies and 200 A of the French Tax Code (Code Général des Impôts) and article L.242-1 and L.242-14 of the French Social Security Code (Code de la Sécurité Sociale) in connection with the grant and settlement of Award and the disposition of the shares received upon the Vesting pursuant to the Stock Option agreement, this SO French Sub-plan, and the Plan.

Article 6: No Rights as a Shareholder

        The holder of a French Option shall not have any rights as a shareholder of the Company unless and until shares are issued to the holder with respect to the option.

Article 7: Amendment or Termination of the Plan

        Subject to the terms of the Plan, the Board reserves the right to amend or terminate this SO French Sub-Plan at any time, without any retroactive effect.

Article 8: Data Protection

        The Company will satisfy any notification, application or prior authorization required under applicable laws in ordre to comply with French and European Union data protection legislation or regulations, including but not limited to the Generation Data Protection Regulation (EU) 2016/679.

APPENDIX II
2019 Equity Incentive Plan
Restricted Stock Units—Sub-Plan for French Residents

        Restricted Stock Units granted under this French Sub-plan (also referred to as the "RSU French Sub-Plan") to an employee who is a French resident taxpayer and/or subject to the French social security scheme in France shall comply with the terms of this RSU French Sub-plan. The purpose of the RSU French Sub-plan is to grant Restricted Stock Units that qualify for favorable income tax and social security tax treatment under French law.

        As a matter of principle, any provision included in the Plan or any other document evidencing the terms and conditions of the Plan that would contravene any substantive principle set out in Articles L.225-197-1 to L.225-197-6 of the French Code de Commerce shall not be applicable to Participant who are residents of France and employed or providing services in France.

        Provided that he or she complies with the provisions of the RSU French Sub-Plan, Participants will benefit from the favorable tax and social contribution regimes provided by articles 80 quaterdecies and 200 A of the French Tax Code (Code Général des Impôts) and article L.242-1 of the French Social Security Code (Code de la Sécurité Sociale) in connection with the grant and settlement of Restricted Stock Units and the disposition of the shares received upon Vesting of the Restricted Stock Units pursuant to the Plan.

Article 1: Definitions

        The following terms shall have the following meanings for purposes of this RSU French Sub-plan:

        "French Award or Award" means, individually or collectively, any Award granted under this RSU French Sub-Plan to Participant who are French resident taxpayers and/or subject to the French social security scheme in France.

        "Disability" means a physical or mental condition corresponding to the classification in the second or third categories laid down in Article L. 341-4 of the French Social Security Code (Code de la Sécurité Sociale).

        "Grant Date" means the date on which the Committee both (i) designates the Participant, and (ii) specifies the material terms and conditions of the Award including the number of Shares subject to each Award, the method for determining the exercise price of the Award (if any), the conditions for the vesting Award, the conditions for exercising the Award and any restrictions on the transfer or sale of the Shares subject to each Award.

        "Vesting Period" means, with respect to any French Award, the vesting period described in Section 4 below.

        "Holding Period" means, with respect to any French Award, the holding period described in Section 5 below

Article 2: Eligibility

  (a)
  Subject to Sections 2(b), 2(c) and 3 below, the following persons shall be eligible to receive Awards, provided that he or she also satisfies the eligibility conditions of the Plan: any Participant who, on the Grant Date and to the extent required under French law, is (1) employed under the terms and conditions of an employment contract ("contrat de travail") with a French Entity or (2) while the Shares are traded on a regulated exchange market, a corporate officer having a management function in the French Entity, as specified under the French Commercial Code.

  (b)
  Awards may not be granted to corporate officers (as specified under the French Commercial Code) of a French Entity, other than the chairman of the board of directors (président du conseil d'administration), the chief executive officer (directeur général), the deputy chief executive officer (directeur général délégué), the members of the management board (membres du directoire) and the manager of a joint-stock company (gérant d'une société par actions), unless the officer is employed under the terms and conditions of an employment contract ("contrat de travail") with a French Entity, as defined by French law.

  (c)
  A French Award under the RSU French Sub-plan may be granted only to a Participant who is a French resident taxpayer and/or subject to the French social security scheme in France.

Article 3: Limitations on Grant under the RSU French Sub-Plan

        French Awards may not be granted to a Participant who holds more than 10% of the Company's outstanding shares at the date of grant or a Participant who would hold more than 10% of the Company's outstanding shares following the French Award grant.

        Any share of Common Stock granted in violation of this rule shall not be deemed to have been granted. Settlement of French Awards shall only be in shares; there shall be no settlement of French Awards in cash.

        The aggregate number of shares underlying the Awards will not exceed 10% of the Company's share capital.

Article 4: Vesting Period

        Except in the case of the death or Disability of the Participant, no portion of any French Award may Vest (whether such Vesting results from the achievement of one or more goals relating to the completion of service by the French Award holder and/or the achievement of performance or other objectives) until at least the first anniversary of the date of grant of such French Award.

        The holder of a French Award shall be 100% Vested in such French Award in the event his or her Employment is terminated by reason of death or Disability, provided, however, that if the Vesting of such French Award is based, at least in part, on performance conditions, the acceleration, if any, of such performance-based Vesting upon such death of Disability shall be determined as set forth in the applicable award agreement. In the event of death or Disability, the remaining shares subject to the Award that have not been issued as of the date the Award holder's service relationship with the Company (and its subsidiaries) so terminates will be issued to the holder or, in the case of death, his or her heirs upon their request as provided under applicable law. In such event (either death or Disability), the Company shall issue the shares within six months of such termination, and the Holding Period, if any, will not apply to such shares, but the blackout restrictions on sale described in Section 6 will continue to apply.

Article 5: Holding Period

        With respect to each French Award, if the Vesting Period is shorter than two years, there shall be a one-year period following each Vesting date applicable to such French Award so that the cumulated Vesting Period and Holding Period will be at least equal to two years.

        During the Holding Period the Participant issued such French Award may not sell or loan any shares issued upon the Vesting.

Article 6: Restrictions on Sale—Black Out Periods

        Following the expiration of the Vesting and/or Holding Periods described Sections 4 and 5, shares of Common Stock issued may not be sold:

        (a)   during the ten existing blackout periods established by the Company, which are hereby made applicable to all French Awards;

        (b)   during the ten stock exchange trading days preceding and following the date on which the Company's consolidated accounts are made public, or failing that, the annual accounts are published;

        (c)   between (i) the date on which the Company's management bodies have knowledge of information which, if made public, could have a significant impact on the share price of the Common Stock; and (ii) ten stock exchange trading days following the date on which this information is published; and

        (d)   if the Participant has nonpublic material information about the Company and such sale would violate any applicable securities laws of the United States of America or France.

Article 7: Restrictions on Sale for Officers and Directors

        At the time of the grant of French Awards, the Committee shall, if any of the Participants is an officer or director of the Company, either decide that such officer or director cannot sell the shares of Common Stock received upon Vesting or exercise of the French Award before the end of his or her functions, or determine the number of shares of Common Stock received upon Vesting of such French Award that such officer or director shall keep up to the end of his or her functions.

Article 8: Restrictions on Transfer

        Shares of Common Stock subject to French Awards may not be transferred, assigned, pledged or hypothecated in any manner until they have Vested in accordance with this RSU French Sub-plan.

        Rights granted under the RSU French Sub-plan shall not be transferable by the recipient of such grants other than by will or by the laws of descent and distribution.

Article 9: Other Compliance with French Tax and Social Security Law

        French Awards granted under the RSU French Sub-plan must also comply with any other requirements set forth by the French tax and social security law as interpreted and supplemented by the French tax and social security guidelines in effect at the date of grant of such Awards.

        Except as the Company and Participant agree in writing, the Company shall not modify the terms of a French Award agreement (or this RSU French Sub-plan) in such a manner as to cause the recipient to no longer benefit from the favorable tax and social contribution regimes provided by articles 80 quaterdecies and 200 A of the French Tax Code (Code Général des Impôts) and article L.242-1 and L.242-14 of the French Social Security Code (Code de la Sécurité Sociale) in connection with the grant and settlement of Award and the disposition of the shares received upon the Vesting pursuant to the Award agreement, this RSU French Sub-plan, and the Plan.

Article 10: No Rights as a Shareholder

        The holder of a French Award shall not have any rights as a shareholder of the Company unless and until shares are issued to the holder with respect to the Award.

Article 12: Amendment or Termination of the Plan

        Subject to the terms of the Plan, the Committee reserves the right to amend or terminate this RSU French Sub-Plan at any time, without any retroactive effect.

Article 13: Modification of the Share Capital

        If the share capital of the Company is modified during the Vesting or Holding Periods, the Awards may be adjusted in order for this change to be neutral for the Participants, provided that such adjustment has the sole purpose and consequence of preserving the rights of the Participants and that additional shares which could be issued as a result remain subject to the same requirements (including the Vesting Period and the Holding Period requirement) as those applying to the original Award.

Article 14: Data Protection

        The Company will satisfy any notification, application or prior authorization required under applicable laws in ordre to comply with French and European Union data protection legislation or regulations, including but not limited to the Generation Data Protection Regulation (EU) 2016/679.

APPENDIX B

MILLENDO THERAPEUTICS, INC.

2019 EMPLOYEE STOCK PURCHASE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: APRIL 29, 2019
APPROVED BY THE STOCKHOLDERS: JUNE [11], 2019

1.    GENERAL; PURPOSE.

        (a)   The Plan provides a means by which Eligible Employees of the Company and certain designated Related Corporations may be given an opportunity to purchase shares of Common Stock. The Plan permits the Company to grant a series of Purchase Rights to Eligible Employees under an Employee Stock Purchase Plan. In addition, the Plan permits the Company to grant a series of Purchase Rights to Eligible Employees that do not meet the requirements of an Employee Stock Purchase Plan.

        (b)   The Plan includes two components: a 423 Component and a Non-423 Component. The Company intends (but makes no undertaking or representation to maintain) the 423 Component to qualify as an Employee Stock Purchase Plan. The provisions of the 423 Component, accordingly, will be construed in a manner that is consistent with the requirements of Section 423 of the Code. Except as otherwise provided in the Plan or determined by the Board, the Non-423 Component will operate and be administered in the same manner as the 423 Component.

        (c)   The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

2.    ADMINISTRATION.

        (a)   The Board or the Committee will administer the Plan. References herein to the Board shall be deemed to refer to the Committee except where context dictates otherwise.

        (b)   The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

            (i)  To determine how and when Purchase Rights will be granted and the provisions of each Offering (which need not be identical).

           (ii)  To designate from time to time (A) which Related Corporations of the Company will be eligible to participate in the Plan, (B) whether such Related Corporations will participate in the 423 Component or the Non-423 Component, and (C) to the extent that the Company makes separate Offerings under the 423 Component, in which Offering the Related Corporations in the 423 Component will participate.

         (iii)  To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it deems necessary or expedient to make the Plan fully effective.

          (iv)  To settle all controversies regarding the Plan and Purchase Rights granted under the Plan.

           (v)  To suspend or terminate the Plan at any time as provided in Section 12.

          (vi)  To amend the Plan at any time as provided in Section 12.

         (vii)  Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan with respect to the 423 Component.

        (viii)  To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside the United States. Without limiting the generality of, and consistent with, the foregoing, the Board specifically is authorized to adopt rules, procedures, and sub-plans regarding, without limitation, eligibility to participate in the Plan, the definition of eligible "earnings," handling and making of Contributions, establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of share issuances, any of which may vary according to applicable requirements, and which, if applicable to a Related Corporation designated for participation in the Non-423 Component, do not have to comply with the requirements of Section 423 of the Code.

        (c)   If administration is conducted by the Committee, the Committee will have, in connection with the administration of the Plan, the powers of the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references to the Board in this Plan and in any applicable Offering Document will thereafter be to the Committee or subcommittee, as applicable, except where context dictates otherwise), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time. The Board retains the authority to concurrently administer the Plan with the Committee. The Board will have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

        (d)   All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3.    SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

        (a)   Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the maximum number of shares of Common Stock that may be issued under the Plan will not exceed 133,580 shares of Common Stock, plus the number of shares of Common Stock that are automatically added on January 1st of each year for a period of up to ten years, commencing on the first January 1 following the Effective Date and ending on (and including) January 1, 2029, in an amount equal to the lesser of (i) 1% of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year, and (ii) 133,580 shares of Common Stock. Notwithstanding the foregoing, the Board may act prior to the first day of any calendar year to provide that there will be no January 1st increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence. For the avoidance of doubt, up to the maximum number of shares of Common Stock reserved under this Section 3(a) may be used to satisfy purchases of Common Stock under the 423 Component and any remaining portion of such maximum number of shares may be used to satisfy purchases of Common Stock under the Non-423 Component.

        (b)   If any Purchase Right granted under the Plan terminates without having been exercised in full, the shares of Common Stock not purchased under such Purchase Right will again become available for issuance under the Plan.

        (c)   The stock purchasable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

4.    GRANT OF PURCHASE RIGHTS; OFFERING.

        (a)   The Board may from time to time grant or provide for the grant of Purchase Rights to Eligible Employees under an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering will be in such form and will contain such terms and conditions as the Board will deem appropriate, and, with respect to the 423 Component, will comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights will have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering will include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering will be effective, which period will not exceed 27 months beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 8, inclusive.

        (b)   If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in forms delivered to the Company: (i) each form will apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) will be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) will be exercised.

        (c)   The Board will have the discretion to structure an Offering so that if the Fair Market Value of a share of Common Stock on the first Trading Day of a new Purchase Period within that Offering is less than or equal to the Fair Market Value of a share of Common Stock on the Offering Date for that Offering, then (i) that Offering will terminate immediately as of that first Trading Day, and (ii) the Participants in such terminated Offering will be automatically enrolled in a new Offering beginning on the first Trading Day of such new Purchase Period.

5.    ELIGIBILITY.

        (a)   Purchase Rights may be granted only to Employees of the Company or, as the Board may designate in accordance with Section 2(b), to Employees of a Related Corporation. Except as provided in Section 5(b) or as required by Applicable Law, an Employee will not be eligible to be granted Purchase Rights unless, on the Offering Date, the Employee has been in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event will the required period of continuous employment be equal to or greater than two years. In addition, the Board may provide that no Employee will be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee's customary employment with the Company or the Related Corporation is more than 20 hours per week and more than five months per calendar year or such other criteria as the Board may determine consistent with Section 423 of the Code with respect to the 423 Component.

        (b)   The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right will thereafter be deemed to be a part of that Offering. Such Purchase Right will have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

            (i)  the date on which such Purchase Right is granted will be the "Offering Date" of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

           (ii)  the period of the Offering with respect to such Purchase Right will begin on its Offering Date and end coincident with the end of such Offering; and

         (iii)  the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she will not receive any Purchase Right under that Offering.

        (c)   No Employee will be eligible for the grant of any Purchase Rights if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 5(c), the rules of Section 424(d) of the Code will apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options will be treated as stock owned by such Employee.

        (d)   As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee's rights to purchase stock of the Company or any Related Corporation to accrue at a rate which, when aggregated, exceeds U.S. $25,000 of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, will be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

        (e)   Officers of the Company and any designated Related Corporation, if they are otherwise Eligible Employees, will be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code will not be eligible to participate.

        (f)    Notwithstanding anything in this Section 5 to the contrary, in the case of an Offering under the Non-423 Component, an Eligible Employee (or group of Eligible Employees) may be excluded from participation in the Plan or an Offering if the Board has determined, in its sole discretion, that participation of such Eligible Employee(s) is not advisable or practical for any reason.

6.    PURCHASE RIGHTS; PURCHASE PRICE.

        (a)   On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, will be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, but in either case not exceeding 15% of such Employee's earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date will be no later than the end of the Offering.

        (b)   The Board will establish one or more Purchase Dates during an Offering on which Purchase Rights granted for that Offering will be exercised and shares of Common Stock will be purchased in accordance with such Offering.

        (c)   In connection with each Offering made under the Plan, the Board may specify (i) a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering, (ii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering and/or (iii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date under the Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata (based on each Participant's accumulated Contributions) allocation of the shares of Common Stock available will be made in as nearly a uniform manner as will be practicable and equitable.

        (d)   The purchase price of shares of Common Stock acquired pursuant to Purchase Rights will be not less than the lesser of:

            (i)  an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the Offering Date; or

           (ii)  an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

7.    PARTICIPATION; WITHDRAWAL; TERMINATION.

        (a)   An Eligible Employee may elect to participate in an Offering and authorize payroll deductions as the means of making Contributions by completing and delivering to the Company, within the time specified in the Offering, an enrollment form provided by the Company. The enrollment form will specify the amount of Contributions not to exceed the maximum amount specified by the Board. Each Participant's Contributions will be credited to a bookkeeping account for such Participant under the Plan and will be deposited with the general funds of the Company except where Applicable Law requires that Contributions be deposited with a third party. If permitted in the Offering, a Participant may begin such Contributions with the first practicable payroll occurring on or after the Offering Date (or, in the case of a payroll date that occurs after the end of the prior Offering but before the Offering Date of the next new Offering, Contributions from such payroll will be included in the new Offering). If permitted in the Offering, a Participant may thereafter reduce (including to zero) or increase his or her Contributions. If specifically provided in the Offering, in addition to or instead of making Contributions by payroll deductions, a Participant may make Contributions through the payment by cash or check prior to a Purchase Date.

        (b)   During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a withdrawal form provided by the Company. The Company may impose a deadline before a Purchase Date for withdrawing. Upon such withdrawal, such Participant's Purchase Right in that Offering will immediately terminate and the Company will distribute as soon as practicable to such Participant all of his or her accumulated but unused Contributions and such Participant's Purchase Right in that Offering shall thereupon terminate. A Participant's withdrawal from that Offering will have no effect upon his or her eligibility to participate in any other Offerings under the Plan, but such Participant will be required to deliver a new enrollment form to participate in subsequent Offerings.

        (c)   Unless otherwise required by Applicable Law, Purchase Rights granted pursuant to any Offering under the Plan will terminate immediately if the Participant either (i) is no longer an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or (ii) is otherwise no longer eligible to participate. The Company will distribute to such individual as soon as practicable all of his or her accumulated but unused Contributions.

        (d)   Unless otherwise determined by the Board, a Participant whose employment transfers or whose employment terminates with an immediate rehire (with no break in service) by or between the Company and a Related Corporation that has been designated for participation in the Plan will not be treated as having terminated employment for purposes of participating in the Plan or an Offering; however, if a Participant transfers from an Offering under the 423 Component to an Offering under the Non-423 Component, the exercise of the Participant's Purchase Right will be qualified under the 423 Component only to the extent such exercise complies with Section 423 of the Code. If a Participant transfers from an Offering under the Non-423 Component to an Offering under the 423 Component, the exercise of the Purchase Right will remain non-qualified under the Non-423 Component. The Board may establish different and additional rules governing transfers between separate Offerings within the 423 Component and between Offerings under the 423 Component and Offerings under the Non-423 Component.

        (e)   During a Participant's lifetime, Purchase Rights will be exercisable only by such Participant. Purchase Rights are not transferable by a Participant, except by will, by the laws of descent and distribution, or, if permitted by the Company, by a beneficiary designation as described in Section 10.

        (f)    Unless otherwise specified in the Offering or required by Applicable Law, the Company will have no obligation to pay interest on Contributions.

8.    EXERCISE OF PURCHASE RIGHTS.

        (a)   On each Purchase Date, each Participant's accumulated Contributions will be applied to the purchase of shares of Common Stock, up to the maximum number of shares of Common Stock permitted by the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares will be issued unless specifically provided for in the Offering.

        (b)   Unless otherwise provided in the Offering, if any amount of accumulated Contributions remains in a Participant's account after the purchase of shares of Common Stock and such remaining amount is less than the amount required to purchase one share of Common Stock on the final Purchase Date of an Offering, then such remaining amount will be held in such Participant's account for the purchase of shares of Common Stock under the next Offering under the Plan, unless such Participant withdraws from or is not eligible to participate in such next Offering, in which case such amount will be distributed to such Participant after the final Purchase Date without interest (unless the payment of interest is otherwise required by Applicable Law). If the amount of Contributions remaining in a Participant's account after the purchase of shares of Common Stock is at least equal to the amount required to purchase one (1) whole share of Common Stock on the final Purchase Date of an Offering, then such remaining amount will be distributed in full to such Participant after the final Purchase Date of such Offering without interest (unless the payment of interest is otherwise required by Applicable Law).

        (c)   No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable U.S. federal and state, foreign and other securities, exchange control and other laws applicable to the Plan. If on a Purchase Date the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights will be exercised on such Purchase Date, and the Purchase Date will be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in material compliance, except that the Purchase Date will in no event be more than 6 months from the Offering Date. If, on the Purchase Date, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in material compliance with all Applicable Laws, as determined by the Company in its sole discretion, no Purchase Rights will be exercised and all accumulated but unused Contributions will be distributed as soon as practicable to the Participants without interest (unless the payment of interest is otherwise required by Applicable Law).

9.    COVENANTS OF THE COMPANY.

        The Company will seek to obtain from each U.S. federal or state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Purchase Rights and issue and sell shares of Common Stock thereunder unless the Company determines, in its sole discretion, that doing so would cause the Company to incur costs that are unreasonable. If, after commercially reasonable efforts, the Company is unable to obtain the authority that counsel for the Company deems necessary for the grant of Purchase Rights or the lawful issuance and sale of Common Stock under the Plan, and at a commercially reasonable cost, the Company will be relieved from any liability for failure to grant Purchase Rights and/or to issue and sell Common Stock upon exercise of such Purchase Rights.

10.    DESIGNATION OF BENEFICIARY.

        (a)   The Company may, but is not obligated to, permit a Participant to submit a form designating a beneficiary who will receive any shares of Common Stock and/or Contributions from the Participant's account under the Plan if the Participant dies before such shares and/or Contributions are delivered to the Participant. The Company may, but is not obligated to, permit the Participant to change such designation of beneficiary. Any such designation and/or change must be on a form approved by the Company.

        (b)   If a Participant dies, and in the absence of a valid beneficiary designation, the Company will deliver any shares of Common Stock and/or Contributions to the executor or administrator of the estate of the Participant. If no executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or Contributions without interest (unless the payment of interest is otherwise required by Applicable Law), to the Participant's spouse, dependents or relatives, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

11.    ADJUSTMENTS UPON CHANGES IN COMMON STOCK; CORPORATE TRANSACTIONS.

        (a)   In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities by which the share reserve is to increase automatically each year pursuant to Section 3(a), (iii) the class(es) and number of securities subject to, and the purchase price applicable to outstanding Offerings and Purchase Rights, and (iv) the class(es) and number of securities that are the subject of the purchase limits under each ongoing Offering. The Board will make these adjustments, and its determination will be final, binding and conclusive.

        (b)   In the event of a Corporate Transaction, then: (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation's parent company) may assume or continue outstanding Purchase Rights or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Corporate Transaction) for outstanding Purchase Rights, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such Purchase Rights or does not substitute similar rights for such Purchase Rights, then the Participants' accumulated Contributions will be used to purchase shares of Common Stock within ten business days prior to the Corporate Transaction under the outstanding Purchase Rights, and the Purchase Rights will terminate immediately after such purchase.

12.    AMENDMENT, TERMINATION OR SUSPENSION OF THE PLAN.

        (a)   The Board may amend the Plan at any time in any respect the Board deems necessary or advisable. However, except as provided in Section 11(a) relating to Capitalization Adjustments, stockholder approval will be required for any amendment of the Plan for which stockholder approval is required by Applicable Law.

        (b)   The Board may suspend or terminate the Plan at any time. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

        (c)   Any benefits, privileges, entitlements and obligations under any outstanding Purchase Rights granted before an amendment, suspension or termination of the Plan will not be materially impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Code and the regulations and other interpretive guidance issued thereunder relating to Employee Stock Purchase Plans) including without limitation any such regulations or other guidance that may be issued or amended after the date the Plan is adopted by the Board, or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment. To be clear, the Board may amend outstanding Purchase Rights without a Participant's consent if such amendment is necessary to ensure that the Purchase Right and/or the Plan complies with the requirements of Section 423 of the Code with respect to the 423 Component or with respect to other Applicable Laws.

        Notwithstanding anything in the Plan or any Offering Document to the contrary, the Board will be entitled to: (i) establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars; (ii) permit Contributions in excess of the amount designated by a Participant in order to adjust for mistakes in the Company's processing of properly completed Contribution elections; (iii) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Contributions; (iv) amend any outstanding Purchase Rights or clarify any ambiguities regarding the terms of any Offering to enable the Purchase Rights to qualify under and/or comply with Section 423 of the Code with respect to the 423 Component; and (v) establish other limitations or procedures as the Board determines in its sole discretion advisable that are consistent with the Plan. The actions of the Board pursuant to this paragraph will not be considered to alter or impair any Purchase Rights granted under an Offering as they are part of the initial terms of each Offering and the Purchase Rights granted under each Offering.

13.    TAX QUALIFICATION; TAX WITHHOLDING.

        (a)   Although the Company may endeavor to (i) qualify a Purchase Right for special tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment, the Company makes no representation to that effect and expressly disavows any covenant to maintain special or to avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan. The Company will be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants.

        (b)   Each Participant will make arrangements, satisfactory to the Company and any applicable Related Corporation, to enable the Company or the Related Corporation to fulfill any withholding obligation for Tax-Related Items. Without limitation to the foregoing, the amount necessary to satisfy such withholding obligation may be withheld (i) from the Participant's salary or any other cash payment due to the Participant from the Company or a Related Corporation or (ii) from the proceeds of the sale of shares of Common Stock acquired under the Plan.

14.    EFFECTIVE DATE OF PLAN.

        The Plan will become effective upon the Effective Date. No Purchase Rights will be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval must be within 12 months before or after the date the Plan is adopted (or if required under Section 12(a) above, materially amended) by the Board.

15.    MISCELLANEOUS PROVISIONS.

        (a)   Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights will constitute general funds of the Company.

        (b)   A Participant will not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant's shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

        (c)   The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering will in any way alter the at will nature of a Participant's employment or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant.

        (d)   The provisions of the Plan will be governed by the laws of the State of California without resort to that state's conflict of laws rules.

16.    DEFINITIONS.

        As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

        (a)   "423 Component" means the part of the Plan, which excludes the Non-423 Component, pursuant to which Purchase Rights that satisfy the requirements for an Employee Stock Purchase Plan may be granted to Eligible Employees.

        (b)   "Applicable Law" means shall mean any applicable securities, federal, state, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, listing rule, regulation, judicial decision, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of the NASDAQ Stock Market or the Financial Industry Regulatory Authority).

        (c)   "Board" means the Board of Directors of the Company.

        (d)   "Capitalization Adjustment" means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Purchase Right after the date the Plan is adopted by the Board without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

        (e)   "Code" means the U.S. Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

        (f)    "Committee" means a committee of one or more members of the Board to whom authority has been delegated by the Board in accordance with Section 2(c).

        (g)   "Common Stock" means the common stock of the Company.

        (h)   "Company" means Millendo Therapeutics, Inc., a Delaware corporation.

        (i)    "Contributions" means the payroll deductions and other additional payments specifically provided for in the Offering that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions.

        (j)    "Corporate Transaction" means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

            (i)  a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its subsidiaries;

           (ii)  a sale or other disposition of more than 50% of the outstanding securities of the Company;

         (iii)  a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

          (iv)  a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

        (k)   "Director" means a member of the Board.

        (l)    "Effective Date" means the date of the annual meeting of stockholders of the Company held in 2019, provided that this Plan is approved by the Company's stockholders at such meeting.

        (m)  "Eligible Employee" means an Employee who meets the requirements set forth in the document(s) governing the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

        (n)   "Employee" means any person, including an Officer or Director, who is "employed" for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an "Employee" for purposes of the Plan.

        (o)   "Employee Stock Purchase Plan" means a plan that grants Purchase Rights intended to be options issued under an "employee stock purchase plan," as that term is defined in Section 423(b) of the Code.

        (p)   "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

        (q)   "Fair Market Value" means, as of any date, the value of the Common Stock determined as follows:

            (i)  If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in such source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing sales price on the last preceding date for which such quotation exists.

           (ii)  In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith in compliance with Applicable Laws and in a manner that complies with Sections 409A of the Code.

        (r)   "Governmental Body" means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or regulatory body, or quasi-governmental body of any nature (including any governmental division, department, administrative agency or bureau, commission, authority, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal, and for the avoidance of doubt, any Tax authority) or other body exercising similar powers or authority; or (d) self-regulatory organization (including the NASDAQ Stock Market and the Financial Industry Regulatory Authority).

        (s)   "Non-423 Component" means the part of the Plan, which excludes the 423 Component, pursuant to which Purchase Rights that are not intended to satisfy the requirements for an Employee Stock Purchase Plan may be granted to Eligible Employees.

        (t)    "Offering" means the grant to Eligible Employees of Purchase Rights, with the exercise of those Purchase Rights automatically occurring at the end of one or more Purchase Periods. The terms and conditions of an Offering will generally be set forth in the "Offering Document" approved by the Board for that Offering.

        (u)   "Offering Date" means a date selected by the Board for an Offering to commence.

        (v)   "Officer" means a person who is an officer of the Company or a Related Corporation within the meaning of Section 16 of the Exchange Act.

        (w)  "Participant" means an Eligible Employee who holds an outstanding Purchase Right.

        (x)   "Plan" means this Millendo Therapeutics, Inc. 2019 Employee Stock Purchase Plan, as amended from time to time, including both the 423 Component and the Non-423 Component.

        (y)   "Purchase Date" means one or more dates during an Offering selected by the Board on which Purchase Rights will be exercised and on which purchases of shares of Common Stock will be carried out in accordance with such Offering.

        (z)   "Purchase Period" means a period of time specified within an Offering, generally beginning on the Offering Date or on the first Trading Day following a Purchase Date, and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.

        (aa) "Purchase Right" means an option to purchase shares of Common Stock granted pursuant to the Plan.

        (bb) "Related Corporation" means any "parent corporation" or "subsidiary corporation" of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

        (cc) "Securities Act" means the U.S. Securities Act of 1933, as amended.

        (dd) "Subsidiary" means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%). For purposes of the foregoing clause (i), the Company will be deemed to "Own" or have "Owned" such securities if the Company, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

        (ee) "Tax-Related Items" means ny income tax, social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items arising out of or in relation to a Participant's participation in the Plan, including, but not limited to, the exercise of a Purchase Right and the receipt of shares of Common Stock or the sale or other disposition of shares of Common Stock acquired under the Plan.

        (ff)  "Trading Day" means any day on which the exchange(s) or market(s) on which shares of Common Stock are listed, including but not limited to the NYSE, Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or any successors thereto, is open for trading.

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 11:59pm (Eastern Time), on June 10, 2019. Online Go to www.investorvote.com/MLND or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at Using a black ink pen, mark your votes with an X as shown in this example. www.investorvote.com/MLND Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. Election of Class I Directors for a Three-Year Term Expiring at 2022 Annual Meeting of the Stockholders: For Withhold For Withhold For Withhold 01 - Julia C. Owens, Ph.D. 02 - Mary Lynne Hedley, Ph.D. 03 - John Howe, III, M.D. For Against Abstain For Against Abstain 2. To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2019. 4. To approve the Company’s 2019 Equity Incentive Plan. 3. To approve, on an advisory basis, the compensation of the Company’s named executive officers. 5. To approve the Company’s 2019 Employee Stock Purchase Plan. Note: To conduct any other business properly brought before the Annual Meeting. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 1 U P X 0328QB B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 – 5. 2019 Annual Meeting Proxy Card

2019 Annual Meeting Admission Ticket 2019 Annual Meeting of Millendo Therapeutics, Inc. Stockholders June 11, 2019, 9:00 A.M. ET Millendo Headquarters 110 Miller Avenue, Suite 100, Ann Arbor, Michigan 48104 Upon arrival, please present this admission ticket and photo identification at the registration desk. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.investorvote.com/MLND q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Notice of 2019 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — June 11, 2019 Julia C. Owens, Ph.D. and Louis J. Arcudi III, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Millendo Therapeutics, Inc. to be held on June 11, 2019 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2-5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Change of Address — Please print new address below. Comments — Please print your comments below. + C Non-Voting Items Millendo Therapeutics, Inc. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/MLND